As filed with the Securities and Exchange Commission on October ___, 2007.
Registration No. 333-136993

SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM SB-2/A
Amendment Number Six
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 TELIPHONE CORP.

NEVADA	2833	84-1491673
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4150 Ste-Catherine Street West, Suite 200,
Westmount (Montreal),
Quebec, Canada, H3Z 0A1
514-313-6010

(Address and telephone number of principal executive offices)

Copies of communications to:

JOSEPH I. EMAS
1224 WASHINGTON AVENUE
MIAMI BEACH, FLORIDA 33139
TELEPHONE NO.: (305) 531-1174
FACSIMILE NO.: (305) 531-1274

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Number of	Proposed	Proposed	Amount of
Title of each Class of	shares to be	maximum offering	maximum aggregate	registration
Securities to be Registered	registered	price per unit (1)	offering price	fee(1)

Common Shares	20,000,000	$.25	$5,000,000	$535.00

At March 31, 2007, the
Total				$535.00	*
* of which $1,434 is already paid.

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act.

No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.50 which closed on August 11, 2005.

Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 180 days from the date of effectiveness of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER ____, 2007

TELIPHONE CORP.

This Prospectus relates to the offering by the Company of a Minimum/Maximum Offering: 2,000,000 / 20,000,000 shares of common stock.

Offering Price: $0.25 per share

TeliPhone, Corp., a Nevada corporation, offers for sale, on a self- underwritten basis, a minimum of 2,000,000 shares and a maximum of 20,000,000 shares at a price of $0.25 per share. Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 180 days from the date of effectiveness of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction. The escrow agent will be Joseph I. Emas, Esq. This offering may continue past 180 days only if the minimum number of units has been sold. Otherwise this offering will end on the 180th day, unless, in our sole discretion, the offering is extended an additional 180 days.  The minimum number of shares purchased in a single investment is 100,000 shares or $25,000.  The Company reserves the right to accept lesser amounts at their sole discretion.

Investing in our securities involves risk, see "Risk Factors" page 3. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

The Company will receive proceeds in the amount of $5,000,000.00 assuming the sale of all of the Common Stock of the Company registered hereunder.

This is our initial public offering. No public market currently exists for our shares. We know of no market makers for our common stock. The shares will be offered and sold by our officers and directors without any discounts or other commissions.

	Price to public	Underwriting Discounts and Commissions (1)	Proceeds to Company (2)

Per Share (Minimum Offering)	$0.25	$0.0	$500,000

Per Share (Maximum Offering)	$0.25	$0.0	$5,000,000

(1) Proceeds to us are shown before deducting offering expenses payable by us estimated at $49,432, including legal and accounting fees and printing costs.

The Company's "promoters" or their "affiliates" and their transferees, within the meaning of the Securities Act of 1933 ("Act"), are deemed to be "underwriters" within the meaning of the Act. Any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Act. The Company has not engaged any broker-dealer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October ___, 2007.

TABLE OF CONTENTS

PAGE

Prospectus Summary	4
The Offering	4
Summary Financial Data	5
Risk Factors	7
Where You Can Find More Information	14
Use of Proceeds	14
Determination of Offering Price	18
Dividends	18
Dilution	18
Legal Proceedings	19
Directors, Executive Officers and Control Persons	19
Security Ownership of Certain Beneficial Owners and Management	20
Description of Securities	22
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	22
Certain Relationships and Related Transactions	24
Interest of Named Experts and Counsel	25
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	26
Additional Information	26
Description of Business	29
Management's Discussion and Analysis or Plan of Operation	37
Description of Property	49
Market for Common Equity and Related Stockholder Matters	49
Executive Compensation	50
Plan of Distribution	51
Penny Stock Rules / Section 15(g) of the Exchange Act	52

Item 3. Summary Information and Risk Factors

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used in this prospectus, "we", "us", "our", "Teliphone" or "our company" refers to Teliphone Corp., a Nevada corporation, together with our subsidiary Teliphone Inc., a Canadian corporation.

Our Company

Teliphone Corp. (formerly known as OSK Capital II Corp. ) was incorporated in 1999 under the laws of the State of Nevada. Our principal executive offices are located at 4150 Ste-Catherine Street West, Westmount (Montreal) Quebec Canada H3Z 0A1. Our US Corporate and legal affairs office is located at 1224 Washington Avenue, Miami, Florida, 33139.. The telephone number of our principal executive office is (514) 313-6010. Our general telephone number is (514) 313-6000. The address of our website is http://www.teliphone.us .

Teliphone Corp. ("The Company" or "Teliphone") became a telecommunications company in April 2005 upon the merger and re-organization with Teliphone Inc., a Canadian provider of broadband telephone services founded in August 2004.  Broadband telephone services, also known as “Voice over Internet Protocol”, or “VoIP” means that the technology used to send data over the Internet (example, an e-mail or web site page display) is used to transmit a voice call as well. We principally sell these VoIP services to residential and small business customer users. Our current geographic market is predominantly the Province of Quebec, Canada.

Prior to April 2005, the Company was a blank check company in its early developmental and promotional stages and whose activities had been organizational ones, directed at developing its business plan and raising its initial capital and would have been classified as a shell company pursuant to Rule 12b-2 of the Securities Exchange Act of 1934, as amended and in SEC Release 33-8587. The Company had not commenced any commercial operations and as such had no full-time employees and owned no real estate.  The Company’s principal objectives were to locate an acquisition opportunity which would provide commercial operations and a business plan.  The Company's search had been directed toward enterprises which had a desire to become a public corporation and which had a business plan designed to allow them to take advantage of opportunities available to public entities.  This included entities which had been recently organized, with no operating history, or a history of losses attributable to under-capitalization or other factors, entities in need of funds to develop a new product or service or to expand into a new market, entities which desired to use their securities to make acquisitions, and entities which had a combination of these characteristics.

As a result of the merger and re-organization, Teliphone Inc. became a wholly-owned subsidiary of our company and we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA.

On July 14th, 2006, we entered into a letter of intent with 3901823 Canada Inc. where 3901823 Canada Inc. becomes a minority shareholder of our subsidiary Teliphone Inc. As a result of this letter of Intent, Teliphone Inc. remains a majority-owned subsidiary of our company at 74.8% and 3901823 Canada Inc. owns 25.2%.

On October 30, 2006, United American Corporation spun-off our Company by distributing its entire holding of 25,737,956 shares of the common stock of our company to its shareholders on a pro rata basis. Prior to the distribution, United American Corporation held 76.7% of the common stock of our company.

The offering

Issuer:	Teliphone Corp.
Common Stock outstanding prior to offering	33,554,024
Common Stock offered by us:	20,000,000 shares
Offering Price:	$0.25 per share
Common Stock outstanding after the offering:	53,554,024

The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of July 10, 2007. There are currently no options to purchase shares of common stock outstanding as of July 10, 2007 and there are no additional shares of common stock available for future issuance under our stock option plans and there are no outstanding warrants to purchase additional shares of common stock.

We intend to apply to have our shares trade on the OTC Bulletin Board upon completion of this registration. There can be no assurances that we be listed on the OTC Bulletin Board.

Summary Financial Data

The following table sets forth our summarized audited and interim consolidated financial statements. The statement of operations data for the years ended September 30, 2005 and 2006, and the nine month period ending June 30, 2007, and the balance sheet data as of June 30, 2007, are derived from our audited consolidated financial statements and related notes included in the back of this prospectus.

The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The results included below and elsewhere in this prospectus are not necessarily indicative of our future performance. You should read this information together with "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

Summary Financial Data

TELIPHONE CORP
CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2007
(UNAUDITED)

ASSETS

US$

Current Assets:
Cash and cash equivalents	$14,256
Accounts receivable, net	42,695
Investment tax credit receivable	15,396
Inventory	8,069
Prepaid expenses and other current assets	116,637

Total Current Assets	197,053

Fixed assets, net of depreciation	52,349

TOTAL ASSETS	$249,4029

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current Liabilities:
Deferred revenue	21,604
Related party loans and advances	622,736
Accounts payable and accrued expenses	164,475

Total Current Liabilities	808,815

Total Liabilities	808,815

Minority interest	97,153

STOCKHOLDERS' (DEFICIT)
Common stock, $.001 Par Value; 125,000,000 shares authorized
and 33,554,014 shares issued and outstanding	33,554
Additional paid-in capital	898,156
Accumulated deficit	(1,558,186)
Accumulated other comprehensive income (loss)	(30,090)

Total Stockholders' (Deficit)	(656,566)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$249,402

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005
AND THE PERIOD ENDING JUNE 30, 2007

	US$
	Jun-30	Sep-30	Sep-30
	2007	2006	2005
	(Unaudited)	(Audited)	(Audited)
	(9 months)
OPERATING REVENUES
Revenues	$474,145	$440,804	$183,253

COST OF REVENUES
Inventory, beginning of period	11,034	32,468	25,134
Purchases and cost of VoIP services	348,058	433,278	472,963
Inventory, end of period	(8,069)	(11,034)	(32,468)
Total Cost of Revenues	351,023	454,712	465,629

GROSS PROFIT (LOSS)	123,122	(13,908)	(282,376)

OPERATING EXPENSES
Selling and promotion	9,426	16,960	130,924
Salaries and wage levies	128,947	31,250	11,875
Research and development wages		120,531	116,896
Professional and consulting fees	29,574	278,429	67,169
Other general and administrative expenses	33,774	146,026	47,228
Depreciation	54,831	62,664	23,551
Total Operating Expenses	256,552	655,860	397,643

LOSS BEFORE OTHER INCOME (EXPENSE)	(133,430)	(669,768)	(680,019)

OTHER INCOME (EXPENSE)
Loss on disposal of fixed assets	-	(1,654)	-
Interest expense	(42,506)	(22,436)	(11,371)
Total Other Income (Expense)	(42,506)	(24,090)	(11,371)

NET LOSS BEFORE MINORITY INTEREST AND
PROVISION FOR INCOME TAXES	(175,936)	(693,858)	(691,390)
Minority interest	32,527	25,484	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(143,409)	(668,374)	(691,390)
Provision for Income Taxes	-	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(143,409)	$(668,374)	$(691,390)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.00)	$(0.02)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	33,394,453	31,287,254	28,560,882

COMPREHENSIVE INCOME (LOSS)
Net loss	$(143,409)	$(668,374)	$(691,390)
Other comprehensive income (loss)
Currency translation adjustments	(9,146)	(63,351)	44,197
Comprehensive income (loss)	$(152,555)	$(731,725)	$(647,193)

RISK FACTORS

Any investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. All of our material risks and uncertainties are described below. If any of the following risks actually occur, our business, financial condition, results or operations could be materially and adversely affected. The trading of our common stock, once established, could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this Prospectus in its entirety and consider, including the Financial Statements and Notes, prior to making an investment in our common stock.

As used in this prospectus, the terms "we," "us," "our," "the Company" and "Teliphone" mean Teliphone Corp., a Nevada corporation, or its subsidiary, Teliphone Inc., a Canadian corporation, unless the context indicates a different meaning.

A. Risks Related To Our Financial Condition

A.1. We Have a Limited Operating History with Losses and Expect Losses to Continue

We have a limited operating history with losses and expect losses to continue for at least the next Fiscal Year Ending September 30, 2007. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares will be affected, and you could even lose your entire investment. We have been unprofitable since our inception and have incurred losses. Our accumulated deficit since inception on August 27, 2004 at June 30, 2007 was $1,558,186.. These losses have resulted principally from costs incurred in our research and development programs, our general and administrative costs and our telecommunications network overhead costs. We have started to derive revenues from product and service sales in the last 12 months of operations. However, profitability is not being considered for the foreseeable future and is only expected for the fiscal year ending September 30, 2008.

A.2. We Require Additional Financing to Sustain Our Operations

We require additional financing to sustain our operations and in acquiring such additional financing investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges. Based on our current operating plan (12 month projected cash requirements found in the Plan of Operations), if the maximum number of shares are sold in this offering, we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next 12 months. Otherwise, we will require funds to sustain operations and to develop our business. In order to cover our continued losses from operations, we require at least 4,000 active, paying customers. We have achieved just over 50% of this target. Should we receive funds based on the minimum offering as outlined in this prospectus and we maintain our current level of revenue growth, we will satisfy our anticipated need for working capital and capital expenditures for the next 12 months. We will require continued financing during this share registration process to sustain this shortfall until we reach our break-even point. Financing is likewise necessary to achieve our optimum growth.

In selling only the minimum number of shares, this results in insufficient proceeds for operations. Since our inception, our financing shortfall had been covered by, United American Corporation, our former parent company. This was in the form of cash advances received on an "as needed basis" based on our agreement dated February 23, 2006. Part of the funds advanced have been converted to common stock of our Company at a value of $0.25 per share. We have likewise incurred additional debt by borrowing money.

United American Corporation may be unable to continue to provide cash advances in the future, and there can be no assurance that any additional funds will be available to us upon terms acceptable to us or at all. If we are unable to obtain additional financing we might be required to delay, scale back, or eliminate certain aspects of our research and product development programs or operations. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects. The value of your investment in the common shares would therefore be affected, and you could even lose your entire investment.

B. Risks Related To Our Business

B.1. Decreasing market prices for our products and services may cause us to lower our prices to remain competitive, which could delay or prevent our future profitability.

Currently, our prices are lower than those of many of our competitors for comparable services. However, market prices for local calling and international long distance calling have decreased significantly over the last few years, and we anticipate that prices will continue to decrease. This information is based on the experience of the Company's management working in the telecommunications industry. Users who select our service offerings to take advantage of our prices may switch to another service provider as the difference between prices diminishes or disappears.. In this instance, we may be unable to use our price as a distinguishing feature to attract new customers in the future. Such competition or continued price decreases may require us to lower our prices to remain competitive, may result in reduced revenue, a loss of customers, or a decrease in our subscriber line growth and may delay or prevent our future profitability. The value of your investment in the common shares would therefore be affected, and you could even lose your entire investment.

B.2. VoIP technology may fail to gain acceptance among mainstream consumers and hence the growth of the business will be limited, lowering the profitability of the business.

If VoIP technology fails to gain acceptance among mainstream consumers, our ability to grow our business will be limited, which could affect the profitability of our business. The market for VoIP services has only recently begun to develop and is rapidly evolving. We currently generate all of our revenue from the sale of VoIP services and related products to residential, small office or home office customers and wholesale partners.

For our current residential user base, a significant portion of our revenue currently is derived from consumers who are early adopters of VoIP technology. However, in order for our business to continue to grow and to become profitable, VoIP technology must gain acceptance among mainstream consumers, who tend to be less technically knowledgeable and more resistant to new technology or unfamiliar services. Because potential VoIP customers need to connect additional hardware at their location and take other technical steps not required for the use of traditional telephone service, mainstream consumers may be reluctant to use our service. If mainstream consumers choose not to adopt our technology, our ability to grow our business will be limited. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

Certain aspects of our service are not the same as traditional telephone service, which may limit the acceptance of our services by mainstream consumers and our potential for growth which could affect the profitability and operations of our business. Our continued growth is dependent on the adoption of our services by mainstream customers, so these differences are becoming increasingly important. For example:

•	Our customers may experience lower call quality than they are used to from traditional wireline telephone companies, including static, echoes, dropped calls and delays in transmissions;

•
In the event of a power loss or Internet access interruption experienced by a customer, our service is interrupted. Unlike some of our competitors, we have not installed batteries at customer premises to provide emergency power for our customers' equipment if they lose power, although we do have backup power systems for our network equipment and service platform.

•	Our emergency and new E-911 calling services are different from those offered by traditional wireline telephone companies and may expose us to significant liability.

B3. Our service will not function in a power outage or a network failure and hence the profitability of our business due to potential litigation could reduce as customers would not be able to reach an emergency services provider.

If one of our customers experiences a broadband or power outage, or if a network failure were to occur, the customer will not be able to reach an emergency services provider which could increase the expenses and reduce the revenues of our business.

The delays our customers encounter when making emergency services calls and any inability of the answering point to automatically recognize the caller's location or telephone number can have devastating consequences. Customers have attempted, and may in the future attempt, to hold us responsible for any loss, damage, personal injury or death suffered as a result. Some traditional phone companies also may be unable to provide the precise location or the caller's telephone number when their customers place emergency calls. However, traditional phone companies are covered by legislation exempting them from liability for failures of emergency calling services and we are not. This liability could be significant. In addition, we have lost, and may in the future lose, existing and prospective customers because of the limitations inherent in our emergency calling services. Any of these factors could cause us to lose revenues, incur greater expenses or cause our reputation or financial results to suffer.

B4. Our technology and systems may have flaws which could result in a reduction of customer appeal for our products and hence reduce the profitability of our operations.

Flaws in our technology and systems could cause delays or interruptions of service, damage our reputation, cause us to lose customers and limit our growth which could affect the profitability and operations of our business.

Our Company has invested in the research and development of our VoIP telecommunications technology which permits the control, forwarding, storing and billing of phone calls made or received by our customers. This technology has been developed by our employees and consultants and is owned entirely by our Company. The calls are transmitted over our network to the Public Switched Telephone Network (PSTN), that is, the traditional wireline network that links all telephone devices around the world. Our network consists of leased bandwidth from numerous telecommunications and internet service providers. Bandwidth is defined as the passage of the call over the internet. The configuration of our technology together with this leased bandwidth and the telecommunications and computer hardware required for our services to function is proprietary to our company. We do not own any fibre optic cabling or other types of physical data and voice transmission links, we lease dedicated capacity from our suppliers.

Although we have designed our service network to reduce the possibility of disruptions or other outages, our service may be disrupted by problems with our technology and systems, such as malfunctions in our software or other facilities, and overloading of our network. Our customers have experienced interruptions in the past, and may experience interruptions in the future as a result of these types of problems. Interruptions have in the past, and may in the future, cause us to lose customers and sometimes require us to offer substantial customer credits, which could adversely affect our revenue and profitability. Such an effect would result in the value of your investment in the common shares to be affected, and you could even lose your entire investment.

B.5. Our ability to provide our service is dependent upon third-party facilities and equipment and hence our services could be interrupted due to our partner’s inability to provide continuous service, resulting in reduced profitability due to lost customers.

Our ability to provide our service is dependent upon third-party facilities and equipment, the failure of which could cause delays or interruptions of our service, damage our reputation, cause us to lose customers and limit our growth which could affect the future growth of our business.

Our success depends on our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of facilities and equipment owned and operated by third parties and is, therefore, beyond our control. Unlike traditional wireline telephone service or wireless service, our service requires our customers to have an operative broadband Internet connection and an electrical power supply, which are provided by the customer's Internet service provider and electric utility company, respectively, not by us. The quality of some broadband Internet connections may be too poor for customers to use our services properly. In addition, if there is any interruption to a customer's broadband Internet service or electrical power supply, that customer will be unable to make or receive calls, including emergency calls, using our service. We also outsource several of our network functions to third-party providers. For example, we outsource the maintenance of our regional data connection points, which are the facilities at which our network interconnects with the public switched telephone network. If our third-party service providers fail to maintain these facilities properly, or fail to respond quickly to problems, our customers may experience service interruptions. Our customers have experienced such interruptions in the past and will experience interruptions in the future. In addition, our new E-911 service is currently dependent upon several third-party providers. Interruptions in service from these vendors could cause failures in our customers' access to E-911 services. Interruptions in our service caused by third-party facilities have in the past caused, and may in the future, cause us to lose customers, or cause us to offer substantial customer credits, which could adversely affect our revenue and profitability. If interruptions adversely affect the perceived reliability of our service, we may have difficulty attracting new customers and our brand, reputation, and growth will be negatively impacted. As a result, we would incur extra expense to acquire new customers to replace those which have been affected by such a service issue, decreasing our profitability as expenses would increase. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

B.6.If we are unable to improve our process for local number portability provisioning, our growth may be negatively impacted which could affect the profitability and operations of our business.

We support local number portability for our customers which allows our customers to retain their existing telephone numbers when subscribing to our services. Transferring numbers is a manual process that in the past has taken us 20 business days or longer. Although we have taken steps to automate this process to reduce the delay, a new customer must maintain both service and the customer's existing telephone service during the transferring process. By comparison, transferring wireless telephone numbers among wireless service providers generally takes several hours, and transferring wireline telephone numbers among traditional wireline service providers generally takes a few days. The additional delay that we experience is due to our reliance on the telephone company from which the customer is transferring and to the lack of full automation in our process. Further, because we are not a regulated telecommunications provider, we must rely on the telephone companies, over whom we have no control, to transfer numbers. This slows the process of acquiring new customers, which could create a higher rate of early defection of new clients. This would cause our profitability to be reduced, and as such, the value of the common shares of our company would be lower.

B.7. Because much of our potential success and value lies in our use of internally developed systems and software, if we fail to protect them, it could affect the profitability and operations of our business.

Our ability to compete effectively is dependent in large part upon the maintenance and protection of internally developed systems and software. To date, we have relied on trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect our rights to our technology. We typically enter into confidentiality or license agreements with our employees, consultants, customers and vendors in an effort to control access to, and distribution of, technology, software, documentation and other information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this technology without authorization.

Policing unauthorized use of this technology is difficult. The steps we take may not prevent misappropriation of the technology we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions outside the United States and Canada.. Litigation may be necessary in the future to enforce or protect our rights, or to determine the validity and scope of the rights of others. That litigation could cause us to incur substantial costs and divert resources away from our daily business, which in turn could materially adversely affect our business through decreasing profitability and negative corporate image to our customers, causing a higher rate of customer defection. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

B.8.The adoption of broadband may not progress as expected which would negatively impact our growth rate and reduce our profitability.

Our most significant market segment, that is TeliPhone VoIP services, requires an operative broadband connection. If the adoption of broadband does not progress as expected, the market for our services will not grow and we may not be able to develop our business and increase our revenue.

Use of our service requires that the user be a subscriber to an existing broadband Internet service, most typically provided through a cable or digital subscriber line, or DSL, connection. Although the number of broadband subscribers worldwide has grown significantly over the last five years, this service has not yet been adopted by a majority of consumers. If the adoption of broadband services does not continue to grow, the market for our services may not grow. As a result, we may not be able to increase our revenue and become profitable, which would adversely affect the value of our common shares.

B.9. Future new technologies could render our company less competitive than the industry standard, resulting in lower profitability due to decreased sales.

VoIP technology, which our business is based upon, did not exist and was not commercially viable until relatively recently. VoIP technology is having a disruptive effect on traditional telephone companies, whose businesses are based on other technologies. We also are subject to the risk of future disruptive technologies. If new technologies develop that are able to deliver competing voice services at lower prices, better or more conveniently, it could have a material adverse effect on us by causing a higher rate of customer defection to companies with this new technology, reducing our profitability due to decreased sales. This would adversely affect the value of the common shares of the company, and you could even lose your entire investment.

B.10. We cannot guarantee that our technology and trade secrets will not be stolen, decreasing our competitive advantage, resulting in lower profitability due to decreased sales.

Our Company has invested in the research and development of our VoIP telecommunications technology which permits the control, forwarding, storing and billing of phone calls made or received by our customers. This technology has been developed by our employees and consultants and is owned entirely by us. The calls are transmitted over our network to the Public Switched Telephone Network (PSTN), that is, the traditional wireline network that links all telephone devices around the world. Our network consists of leased bandwidth from numerous telecommunications and internet service providers. Bandwidth is defined as the passage of the call over the internet. The configuration of our technology together with this leased bandwidth and the telecommunications and computer hardware required for our services to function is proprietary to our company. We do not own any fibre optic cabling or other types of physical data and voice transmission links as we lease dedicated capacity from our suppliers. We rely on trade secrets and proprietary know-how to protect this technology. We cannot assure you that our technology will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. If such a breach were to occur, our brand, reputation, and growth will be negatively impacted. As a result, we would incur extra expense to acquire new customers to replace those which have been acquired by the increased competitive presence, decreasing our profitability as expenses would increase. As a result, the value of your investment in the common shares would be affected, and you could even lose your entire investment.

C. Risks Related to Regulation

Set forth below are all of the material risks related to regulation. For additional information about these risks, see "Regulation" in this prospectus.

C.1. Regulation of VoIP services is developing and therefore uncertain, and future legislative, regulatory, or judicial actions could adversely impact our business by exposing us to liability, which could affect the profitability and operations of our business.

Our business has developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Future legislative, judicial, or other regulatory actions could have a negative effect on our business. If we become subject to the rules and regulations applicable to telecommunications providers in individual states and provinces, we may incur significant litigation and compliance costs, and we may have to restructure our service offerings, exit certain markets, or raise the price of our services, any of which could cause our services to be less attractive to customers. In addition, future regulatory developments could increase our cost of doing business and limit our growth.

Our international operations are also subject to regulatory risks, including the risk that regulations in some jurisdictions will prohibit us from providing our services cost-effectively, or at all, which could limit our growth. Currently, there are several countries where regulations prohibit us from offering service. In addition, because customers can use our services almost anywhere that a broadband Internet connection is available, including countries where providing VoIP services is illegal, the governments of those countries may attempt to assert jurisdiction over us, which could expose us to significant liability and regulation. These increased liabilities will adversely affect the value of our common shares, and you could lose your entire investment.

C.2. Telecommunications is a Regulated Industry, Particularly in Canada, the Main Market Segment of our Business, and Future Regulation May Impede us from Achieving the Necessary Market Share to Succeed.

The current regulated environment in North America is extremely favorable for new, start-up companies, to enter the marketplace with new and innovative technologies and value added services. In Canada, our principal market, the telecommunications regulator, Canadian-Radio and Telecommunications Commission (CRTC), has regulated the incumbent Telecommunications companies such that they cannot reduce their elevated pricing for residential phone service. This regulation has provided us with a competitive advantage to sell our products and acquire customers from the incumbents. However, the CRTC has decided that once they feel that adequate competition is present in the Canadian market, and that start-ups, such as our company, have achieved a significant market presence, they will lift the regulation, allowing the incumbent Telecommunications companies to similarly lower their prices. This will slow the growth of the acquisition of customers, reducing profitability and adversely affecting the value of our common shares.. We plan to mitigate this risk by continuously offering further innovation and value-added services to our customers, however, the risk is that we do not develop and test these within the time allotted and our growth rates decrease. As a result, you could lose your entire investment.

C.3. Our customers may not have continued and unimpeded access to broadband. The success of our business relies on customers' continued and unimpeded access to broadband service.

The success of our business relies on customers' continued and unimpeded access to broadband service. Providers of broadband services may be able to block our services, or charge their customers more for using our services in addition to the broadband, which could adversely affect our revenue and growth.

It is not clear whether suppliers of broadband Internet access have a legal obligation to allow their customers to access and use our service without interference in the US.. As a result of recent decisions by the U.S. Supreme Court and the FCC, providers of broadband services are subject to relatively light regulation by the FCC. Consequently, federal and state regulators might not prohibit broadband providers from limiting their customers' access to VoIP, or otherwise discriminating against VoIP providers. Interference with our service or higher charges for using our service as an additional service to their broadband could cause us to lose existing customers, impair our ability to attract new customers, and harm our revenue and growth, which would adversely affect the value of our common shares.

C.4. We may fail to comply with FCC and CRTC regulations such as requiring us to provide E-911 emergency calling services which would increase our costs through the levy of fines and penalties, reducing our profitability.

If we fail to comply with FCC and CRTC regulations such as requiring us to provide E-911 emergency calling services, we may be subject to fines or penalties, which could include disconnection of our service for certain customers or prohibitions on marketing of our services and accepting new customers in certain areas.

The FCC released an order on June 3, 2005 requiring us to notify our customers of any differences between our emergency calling services and those available through traditional telephone providers and obtain affirmative acknowledgments from our customers of those notifications. We complied with this order by notifying all of our US customers of the differences in emergency calling services and we obtained affirmative acknowledgments from most of our customers. We had a limited number of US customers at the time (<20). New customers activated after this date are well aware of the limitations of our 9-1-1 services as it is clearly listed in our Service Agreement.

While we have complied with all the current requirements imposed by both the FCC and the CRTC, we cannot guarantee that we will be capable of compliance with future requirements. We anticipate that the FCC and the CRTC will continue to impose new requirements due to the evolving nature of our industry's technology and usage. The result of non-compliance will have an adverse effect on our ability to continue to operate in our current markets, therefore we would lose existing customers, impair our ability to attract new customers, and harm our revenue and growth, adversely affecting the value of our common shares.

C.5. The Level of Competition is Increasing at a Fast Rate due to the Relative Low Barriers to Entry and Anticipated Market Growth over the Next 5 Years could affect the profitability and operations of our business.

Land-based telecommunications technology has not evolved considerably over the past 125 years. However, the breakthrough of standardized, internet-based communications is revolutionizing the entire industry. In the past, significant investments were required in order to construct the infrastructure required for telecommunications, however, now that the infrastructure is in place, smaller investments are required in order to successfully transmit a voice call using Internet data transfer and sharing protocols. A new entry, for as little as $100,000, could purchase the necessary equipment in order to make such a voice call function. As of the date of the filing of this prospectus, numerous smaller players have entered the market already. VoIP Action, a leading market research company following the VoIP industry, reports that there are currently 379 VoIP residential providers and 439 Small business VoIP providers in North America. (VoIP North America Directory, VoIPAction, 2006, see http://www.voipaction.com/about_directory.php).

Management's experience in the telecommunications industry has permitted the registrant to identify that while barriers to entry to the marketplace exist including the requirement of further investment to build a successful company around the technology, the data from VoIP Action suggests that competition is increasing significantly. This increase can result in price erosion pricing, which could contribute to the reduction of profitability and growth of the company. While numerous providers have entered the market, we have not yet seen as yet pricing erosion in our market segments, however, this will be a factor over the next 3-4 years. This prediction is based on the registrants experience in the industry.

C.6. We Do Not Currently Hold a Professional or Product Liability Insurance Policy Required to Sufficiently Protect Us and We Remain Exposed To Potential Liability Claims.

We do not currently hold a professional or product liability insurance policy. We intend to purchase a professional and product liability insurance policy from the proceeds of this offering. Professional and product liability insurance coverage is specifically tailored to the delivery of our phone services to the end user. For example, a customer whose phone service is not functional due to a service outage may sue us for damages related to the customer's inability to make or receive a phone call (such as inability to call 9-1-1). Professional liability insurance exists to cover the Company for any costs associated with the legal defense, or any penalties awarded to the plaintiff in such cases where judgment could be rendered against us in case of loss in court.. Such penalties could be large monetary funds that a judge could force us to pay in the event where damages have been awarded to the plaintiff.

Our business exposes us to potential professional liability which is prevalent in the telecommunications industry. While we have adequate service level agreements which indicate that we cannot guarantee 100% up time, these service level agreements cannot guarantee that we will not be sued for damages. The company currently has no specific professional or product liability insurance. The company's current insurance policies cover theft and liability in our offices only. The company intends to purchase professional and product liability insurance which will help to defray costs to the company for defense against damage claims. The Company does not foresee any difficulties in obtaining such a policy, as the company has already been approved and a quotation submitted for such coverage by a Canadian Insurance Company. In this proposal, the Insurance Company is aware of the geographical locations of our client base, which is predominantly in Canada however includes a small amount in the US and International. There can be no assurance that the coverage the commercial general liability insurance policy provides will be adequate to satisfy all claims that may arise. Regardless of merit or eventual outcome, such claims may result in decreased demand for a product, injury to our reputation and loss of revenues. Thus, a product liability claim may result in losses that could be material, affecting the value of the common shares of the company, and you could even lose your entire investment.

D. Risks Related To Our Common Stock and To The Offering

D.1. Future Sales of Common Stock Could Depress the Price of our Common Stock

Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently 33,554,024 outstanding shares of our common stock held by shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act of which 16,559,249 are held by affiliates and 3,216,000 are subject to the limitations placed on shares that would be subject to the comments from Kenneth Worm to Richard Wolffe. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding, or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. Effective April 28, 2005, the Company effective the reverse merger and reorganization with Teliphone Inc., a Canadian company. As OSK Capital II, Corp. was a blank check company 3,426,000 shares will be eligible for resale under rule 144 on April 28, 2006, one year from the date of the merger with OSK, except that any shares held by affiliates and promoters or their transferees cannot rely on the exemption to registration provided under the provisions of Rule 144, in accordance with the limitations placed on shares that would be subject to the comments in the from Kenneth Worm to Richard Wolffe, in the letter dated January 21, 2000.

D.2. To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are available, that the dividends will be paid.

D.3. There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers' network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Likewise, stockholders may be unable to sell their common shares at or above the purchase price, which may result in substantial losses to stockholders. Stockholders must note that the shares in this offering must be sold at a fixed price of $0.25 until the shares are listed on the OTC Bulletin Board. There can be no assurances that we be listed on the OTC Bulletin Board.

D.4. Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

D.5. Investors in our common stock will experience immediate and substantial dilution as a percentage of their holdings.

The net tangible book value of our common stock at June 30, 2007 was ($656,556), or ($0.02) per share based on 33,554,024 common shares outstanding at the time. Compared to the currently outstanding shares of our stock, investors will experience an immediate dilution of $0.17 per share if the totality of the offering is sold.

D.6. Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.

Our offering price of $0.25 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

D.5   Possibility of Contingent Liability and SEC Violation

The board of directors of United American Corporation (“UAC”) determined to spin off its stock holdings in us. To accomplish the spin off, UAC declared a stock dividend effective in at the end of business on October 30, 2006 for its equity interests in our company, consisting of 1,699,323 shares of our common stock, to UAC’s stockholders on a pro rata basis (with an additional 171 fractional shares distributed in December). We filed a registration statement on Form SB-2 with the intent of complying with safe harbor provisions of Staff Legal Bulletin No. 4. Although we intended to follow steps necessary for reliance on the safe harbor, we failed to follow the appropriate steps. This activity represented a violation of federal securities laws. There is a possibility that the recipients could attempt to rescind their receipt of securities and the Securities and Exchange Commission could find that UAC made a distribution of securities in violation of Section 5. While the rescission of the receipt of securities would not be likely to have an impact on our financial condition as the shares would be returned to UAC, the action  could have an adverse impact on the liquidity and prospective market for our shares of common stock.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. . Although we will amend this registration statement to update the information as required by Section 10(a)(3) of the Securities Act of 1933 or to disclose any fundamental change in the information in the registration statement or additional or changed material information on the plan of distribution you should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1) Our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,

(2) Our ability to market our products on a global basis at competitive prices now and in the future,

(3) Our ability to maintain brand-name recognition for our products now and in the future,

(4) Our ability to maintain an effective distributors network,

(5) Our success in forecasting demand for our products now and in the future,

(6) Our ability to maintain pricing and thereby maintain adequate profit margins, and

(7) Our ability to obtain and retain sufficient capital for future operations.

Where you can get additional information

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-KSB containing financial information examined and reported upon by independent accountants, and it may also provide unaudited quarterly or other interim reports such as Forms 10-QSB or Form 8-K as it deems appropriate. Our Registration Statement on Form SB-2 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or from the Commission's internet website, www.sec.gov and searching the EDGAR database for Vsurance Inc. Copies of such materials can be obtained from the Commission's Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Item 4. Use of Proceeds.

We intend to use the net proceeds from this offering primarily for working capital, to reimburse a large portion of the debt that the Company has taken on since inception and to fund the expansion of our business, including funding marketing expenses and operating losses. We intend to utilize the proceeds within 30 days of receipt of the funds as per our plan of operations found in our "Management's Discussion and Analysis and Plan of Operations" and our use of proceeds below.

The following table demonstrates the use of proceeds based on the projected funds raised from this offering. Different values are provided in the event that the maximum amounts are not raised as a part of this offering. No officer or director of the Company will be purchasing shares in this offering.

The foregoing categories indicate the allocation of funds for various purposes to be used by the company. It is possible that all or a portion of the funds received in this offering may not be utilized immediately, in which case the Company may invest unused funds in short-term interest bearing, investment grade securities until expenditure of such funds becomes necessary.

	Minimum offering raised ($500,000)	$1,000,000 raised	$2,500,000 raised	Maximum offering raised ($5,000,000)

Repayment of Debt to
Officers and Shareholders	$149,082	$149,082	$149,082	$149,082
Repayment of Debt to former
parent company	$135,756	$435,756	$435,756	$435,756
Fees associated to this
offering	$49,432	$49,432	$49,432	$49,432
Product Development	$—	$25,000	$100,000	$200,000
Fixed Costs (Telecom
Infrastructure)	$—	$30,000	$100,000	$100,000
General & Administration	15,000	$100,000	$100,000	$100,000
Sales & Marketing	$50,000	$70,000	$250,000	$500,000
Inventory Financing	15,000	25,000	100,000	250,000
Customer Acquisition	$70,000	$75,000	$800,000	$2,250,000
Additional Working Capital	$15,730	$40,730	$415,730	$965,730
TOTAL:	$500,000	$1,000,000	$2,500,000	$5,000,000

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Fixed costs include the repayment of debt, fees associated with this offering and Telecom Infrastructure. However, non-fixed costs, such as product development, customer acquisition, general and administrative costs may vary based on including the progress of our commercialization and development efforts , general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation  for non-fixed costs include Management deciding to spend less of the allotment on inventory financing and more towards customer acquisition, or diverting these funds towards sales and marketing expenses.  These changes to spending allocation in marketing and customer acquisition may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

Likewise, a specific contingency exists such that an alternative use of proceeds may occur.  The specific contingency is related to our technology.  Should our competitors release to our markets a technology which renders our own obsolete, than Management will redirect Sales & Marketing, Inventory Financing and Customer Acquisition costs towards increased new product development, which would increase spending on hiring more people with skills related to our industry.  This will increase Product Development costs and General and Administration and therefore change our use of proceeds as outlined in the following table.

CONTINGENCY USE OF PROCEEDS TABLE

	Minimum offering raised ($500,000)	$1,000,000 raised	$2,500,000 raised	Maximum offering raised ($5,000,000)

Repayment of Debt to
Officers and Shareholders	$149,082	$149,082	$149,082	$149,082
Repayment of Debt to former
parent company	$135,756	$435,756	$435,756	$435,756
Fees associated to this
offering	$49,432	$49,432	$49,432	$49,432
Product Development	$100,000	$100,000	$100,000	$200,000
Fixed Costs (Telecom
Infrastructure)	$—	$30,000	$100,000	$100,000
General & Administration	50,000	$135,000	$100,000	$100,000
Sales & Marketing	$—	$50,000	$250,000	$500,000
Inventory Financing	—	—	100,000	250,000
Customer Acquisition	$—	$10,000	$800,000	$2,250,000
Additional Working Capital	$15,730	$40,730	$415,730	$965,730
TOTAL:	$500,000	$1,000,000	$2,500,000	$5,000,000

Pending the uses described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.

Repayment of Debt to Officers and Shareholders :

The Company will re-pay various amounts from related parties whom are either officers, shareholders or entities under control by an officer or shareholder. The proceeds of the original debt were utilized for cash flow and working capital purposes for the company to sustain its operations. This debt was provided to The Company under the pretense that it would be repaid when the Company’s cash flow permits and is therefore included as a disbursement required once the minimum is raised. These amounts bear interest at rates ranging between 5% and 7% per annum as follows:

As of June 30, 2007, the Company has $46,883 outstanding with officers and companies controlled by the same officers, with interest expense of $1,415..

As of June 30, 2007, the Company has $102,199 outstanding with shareholders with interest expense of $1,065..

The total amount to be re-paid to Officers and Shareholders is $149,082.. The debt was incurred through various disbursements throughout the last 24 months and was considered short term in nature for working capital purposes.

Repayment of Debt to Related Company United American Corporation

On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, into common shares of the Company's common stock. The $300,000 remaining on the loan has become interest bearing at 12% per annum on August 1, 2006, payable monthly with a maturity date of August 1, 2009 or at the point where the Company’s cash flow permits, whichever is sooner. To date, the Company has only reimbursed the interest portion of this loan. The debt was incurred through various disbursements throughout the last 24 months and was considered short term in nature for working capital purposes.

The Company also has approximately $135,756 of non-interest bearing advances from its former parent company, United American Corporation. These advances were provided for cash flow purposes and working capital expenditures (payroll and professional fees) for the company to sustain its operations. These amounts must be repaid by The Company from proceeds of this offering. The debt was incurred through various disbursements throughout the last 24 months and was considered short term in nature for working capital purposes.

The total amount of debt repayment to United American Corporation is $435,756; $135,756 should the minimum ($500,000) be raised and the total amount should at least $1,000,000 be raised.

Fees associated with this offering

•	We estimate that printing, accounting, legal and courier costs associated with this prospectus will be $49,432, regardless of the amounts raised.

Product Development

In 2006, we spent a total of $120,531 on Research and Development activities related to the continuous development and improvement of our technology. While our products and services are currently able to be sold on the marketplace, we will continuously invest in improving our technology to maintain our competitive advantage in our market segments. The increase in funds raised as a result of this offering will permit us to further invest in Research and Development to further expand product base and target new market segments in the future. Should we more than $1,000,000 in this offering, we propose to increase this as outlined in the table above. Our product development expenditures are predominantly salaries of skilled technicians, telecommunications engineers and computer programmers.

Fixed Costs

Upgrades to telecommunications equipment and servers will be made in order to ensure adequate management of communication traffic growth for a maintenance of superior quality of service for our customers. These upgrades are required based on new customer acquisitions and are therefore estimates related to our success in acquiring new clients as listed below.

General and Administrative

We will increase our management team with the hiring of a Director of Marketing as well as a Director of Operations. These new key positions are required in order to assist the current management team to effectively manage growth. We estimate an average salary of $50,000 per person, regardless of the amounts of money raised. These positions will be filled only if the Company raises at least $1,000,000 as part of this offering.

Included in anticipated General and Administrative Expenses is a Professional and Product Liability Insurance Policy.  This will be purchased for all levels of funds raised.

Sales & Marketing

To date, our Sales & Marketing expenses have been limited to commission-based sales costs and minimal marketing expenses. As a result, there is very little brand awareness for Teliphone and its products and services. We believe a strategic marketing campaign is necessary to achieve the customer base growth that we anticipate due to significant investments in customer acquisition. The bulk of this investment is due to costs related to promoting our brand through advertising in different media, along with analysis of new market segments and product placement strategies.

Working Capital

Working Capital allocations set forth in the use of proceeds table above describe funds that will be utilized for such items as payroll fees and professional fees associated with SEC reporting requirements and financial and legal compliance.

There are three main market segments where we will invest in Sales & Marketing:

The Canadian market for Residential and Business VoIP services due to our partnership with BR Communications. In this segment, we typically share sales and marketing expenses with BR. Promotion of the Teliphone brand includes such things as newspaper and radio advertisements, internet web-site campaigns and event sponsorship.

The International market for VoIP services due to our partnership with Podar Enterprises. Promotion in India of our products and services are through internet web-site campaigns, travel for our representatives to our various distributors in India and brand promotion such as print and television advertisements.

The Global web-based market for cost-per-call advertising revenues with CallOnA.com. Promotion includes paid key-word search on popular website search engines, web-site banner advertising campaigns and e-mail/newsletter campaigns.

Inventory Financing

"Inventory Financing" describes our acquisition of the hardware required by our customers to utilize our TeliPhone VoIP services from our suppliers. Our experience indicates that our revenues will increase, through the acquisition of new customers, as we increase the number of locations where a customer can purchase hardware in order to activate their services. The increase in sales locations means that we have to purchase more inventory to stock the shelves of the sales location. Currently, we have just over 60 locations where inventory is placed by our resellers in order to effectuate sales, however, by acquiring additional inventory, we would be able to increase the number of these locations significantly and hence increase sales. Since we have to purchase the inventory outright from our suppliers and will not receive the entire amounts in revenues from our re-sellers, we require funds to finance the acquisition of inventory.

The company typically finances new customer acquisitions in return of a recurring monthly revenue for its VoIP services. Similar to the cellular phone industry, we subsidize the hardware at new customer activation in order to reduce the barrier to entry for a new customer to adopt our services. Our typical hardware investment for new customers is $20. Likewise, we provide an incentive to our sales agents in order to encourage new sales. This incentive is on average $20. While we currently invest minimally in brand awareness and promotion in our target market segments, we intend to assist our sales force in the future through targeted marketing and promotion campaigns. Based on industry averages, the cost of acquisition for a new Retail VoIP services subscriber is an additional $50.

 Customer Acquisition

"Customer Acquisition" includes specific expenses that Management has outlined are required in order to attract a new customer. This is primarily the case for CallOnA.com services, as described below. As the distribution channel for this service is the internet, we will require additional costs to entice customers from other websites to visit our website to promote the service. This is a different expense than brand promotion and commissions as shown above in "Sales and Marketing", as these are direct costs paid to the other websites for guiding their customers to our website.

The objective of CallOnA.com is to increase the number of subscribers and users of the free calling services in order to translate the web traffic (amount of users visiting the website) into advertising and promotional revenues. We intend to offer free calling across numerous countries over our VoIP calling network in order to entice customers to utilize the service. We will incur costs in order to offer these free calls. These costs will be offset by the revenue we intend to earn through the sale of advertising on the callona.com website. In order to incite initial interest in callona.com and therefore create a community of regular users of its services, we will be required to advertise callona.com services on related websites. Therefore, we consider that our customer acquisition costs for customers of this service will be the individual banners and links located on related websites that potential customers will follow in order to arrive at the callona.com site. Likewise, the actual costs associated to the fee calling services utilized by our customers are all considered as "Customer Acquisition" costs. Websites typically charge a "cost per click", that is, a set price that is paid when a user follows a link in order to arrive at another website.

Symbol

There is no public market for our securities at present.

Item 5. Determination of Offering Price

There is currently no over the counter trading of the Company's securities. The offering price of our shares were arbitrarily determined by our management and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. The price of our shares does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our shares be regarded as an indicator of any future market price of our securities.

Dividends

We have never paid a cash dividend on our common stock. The payment of dividends may be made at the discretion of our board of directors and will depend upon, among other things, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends.

Dilution

Effect of Offering on Net Tangible Book Value Per Share

Our net tangible book value as of June 30, 2007 was approximately ($656,556), or ($0.02) per share. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the aggregate number of shares of our common stock outstanding. After giving effect to the sale of the 20,000,000 shares of our common stock in this offering, with $49,432 for underwriting discounts and commissions and the estimated offering expenses payable by us, our net tangible book value at June 30, 2007 would have been approximately $4,294,012 or $0.08 per share. We have assumed a public offering price of $0.25 per share. This represents an immediate increase in net tangible book value per share of $0.10 to existing stockholders and an immediate dilution of $0.17 per share to new investors. Dilution per share represents the difference between the amount per share paid by the new investors in this offering and the net tangible book value per share at June 30, 2007, giving effect to this offering. The following table illustrates this per share dilution to new investors.

Assumed public offering
price per share	$0.25

Net tangible book value
per share as of December
31, 2006
$(0.02)

Increase in net tangible
book value per share
attributable to new
investors	$0.10

Net tangible book value
per share after this
offering	$0.08

Dilution per share to new
investors	$0.17

As of October 24, 2007, there were no options and warrants outstanding.

Legal Proceedings.

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against the Company or its subsidiaries. Notwithstanding, from time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including employment-related and trade related claims.

Directors, Executive Officers, Promoters and Control Persons.

The directors and executive officers as of October 24, 2007 are as follows:

NAME	AGE	SERVED SINCE	POSITIONS WITH COMPANY
George Metrakos	36	April, 2005	Director, President, CEO, CFO

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of the business experience of our executive officers, director and significant employees:

Business Experience of Officers and the Director and Significant Employees

GEORGE METRAKOS, Chairman of the Board, CEO, CFO and President

Mr. Metrakos holds a Bachelor's of Engineering from Concordia University (Montreal, Canada) and a Master's of Business Administration (MBA) from the John Molson School of Business at Concordia University. Mr. Metrakos has specialized in numerous successful launches of new technologies for emerging marketplaces. He has worked with such organizations as Philips B.V. (The Netherlands), Dow Chemical company (USA), Hydro Quebec (Provincial Utility) and other entrepreneurial high-tech companies. During his founding role in his prior company, Mr. Metrakos was recognized as entrepreneur of the year in an angel financing competition within the Montreal business community awarded by the Montreal Chamber of Commerce youth wing. His previous company launched an advanced Demand Management software used by suppliers to Wal-Mart Stores.

	Employer's name	Beginning and ending dates of employment	Positions Held	Brief Description of Employer's business

George Metrakos	Teliphone Inc.	Sep 1, 2004 to present	President	Telecommunications Company
	Teliphone Corp.	Apr 28, 2005 to present	President, CEO, CFO and Director	Holding Company

	United American Corp.	Nov 8, 2005 to present	President, CEO, CFO and Director	Holding Company
	Metratech Retail Systems Inc.	Mar 6, 2000 to Aug 31, 2004	President & Founder	Supply Chain Management Software

Director Independence

The Company is requesting, post-effectiveness of its registration statement on form SB-2, to be listed on the OTCBB (Over-the-Counter-Bulletin-Board) exchange.  Since the OTCBB does not have its own rules for director independence, the Company has adopted the director independence definitions as proposed by the NASDAQ stock market.

Mr. Metrakos is not an independent director of the Company since he is also an acting officer of the Company.

Compensation of Directors

Mr. Metrakos, Chairman of the Board and sole Director, is also the Company’s President, CEO and CFO..  Mr. Metrakos does not receive compensation as a Director.  Mr. Metrakos is does receive compensation as on officer as disclosed in the “Executive Compensation” section of this prospectus.

Compliance With Section 16(a) of the Exchange Act.

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a required class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

As of October 24, 2007, the Company’s sole officer and director, George Metrakos (and Metratech Business Solutions Inc. of which he is the beneficial owner) has filed reports required under section 16(a).

As of October 24,, 2007, one of the Company's principal shareholders, 3874958 Canada Inc., has filed reports required under section 16(a).

As of October 24, 2007, one of the Company's principal shareholders, Beverly Hills Trading Corp. is delinquent in filing reports required under Section 16(a).

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Board Committees

There are currently no Board Committees in place.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding beneficial ownership of the common stock as July 10, 2007, by (i) each person, entity or group that is known by the Company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the Company, (iii) each of our named Executive Officers as defined in Item 402(a)(2) of Regulation S-B; and (iv) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 4150 Ste- Catherine Street West, suite 200, Westmount (Montreal), Quebec, Canada H3Z 0A1.

Name	Title of Class	Shares Beneficially Owned (1)	Percent Class (1)

George Metrakos (2)	Common	1,038,798	3.10%

Officers and Directors
As a Group (1 Person)	Common	1,038,798	3.10%

3874958 Canada Inc. (3)	Common	13,520,451	40.29%

Beverly Hills Trading Corp (4)	Common	2,000,000	5.96%

Officers, Directors and
Certain Beneficial Owners
As a group (3 persons)	Common	16,559,249	49.35%

(1) Applicable percentage of ownership is based on 33,554,024 shares of fully diluted common stock effective October 24, 2007, Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within sixty days of  October 24, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) George Metrakos controls 1,038,798 shares of his stock through Metratech Business Solutions Inc of which he is the beneficial owner. 961,528 shares were received from the merger and re-organization of Teliphone Inc. and OSK Capital II Corp. in April 2005 and the balance from his holdings of Untied American Corporation prior to United American Corporation's spin-off of the Company stock in October, 2006.

(3) 3874958 Canada Inc. is owned by "Fiducie Familiale MAA" (MAA Family Trust), controlled by Benoit Laliberte

(4) The 2,000,000 shares held by Beverly Hills Trading Corp. is jointly controlled by Francis Maillot and Robert Cajolet, both former Officers of the Company who have resigned from office April 22, 2005 and November 28th, 2006 respectively.

Changes in Control

We are not aware of any arrangements, which may result in a change in control of the Company.

Description of Securities.

Common Stock

Our authorized capital stock consists of 125,000,000 authorized shares of common stock, $.001 par value, of which 33,554,024 shares were outstanding as of July 10, 2007. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We have no authorized preferred stock.

Warrants

We currently do not have any warrants outstanding.

Warrant and Transfer Agent

Our transfer agent is:

Mountain Share Transfer, ATT: Beth Powell 1625 Abilene Drive Broomfield, Colorado 80020

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES; ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION

PROVISIONS

Certificate of Incorporation and Bylaws. Pursuant to our amended certificate of incorporation, our board of directors may issue additional shares of common stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•  diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•  putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

•  effecting an acquisition that might complicate or preclude the takeover.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Teliphone Corp., regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of Teliphone Corp. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, if any are authorized or issued, the highest liquidation value of the preferred stock.

Certain Relationships And Related Transactions

Certain Related Party Transactions Within The Past Two Years.

On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation into 1,699,323 shares of the Company's common stock.  United American Corporation was the majority shareholder of the Company until it spun-off its holdings in the Company by distributing its 24,038,462 shares of The Company to its shareholders on October 30, 2006.. In December 2006, the Company issued a resolution to issue the remaining 171 fractional shares related to this transaction..

United American Corporation is related through common ownership since the shareholders of United American Corporation own 25,737,956 of the Company’s 33,554,014 issued and outstanding shares.  George Metrakos, our sole Director and Officer, has been a Director of United American Corporation since November 8, 2005 and was named United American Corporation’s President, CEO and CFO on July 1, 2007.

The $300,000 remaining on the loan has become interest bearing at 12% per annum, payable monthly with a maturity date of August 1, 2009 or at the point where the Company’s cash flow permits, whichever is sooner. Interest on this loan for the nine months ended June 30, 2007 was $27,000 on this loan. Accrued interest on this loan as of June 30, 2007 is $33,000.

In addition, there are approximately $135,756 of non-interest bearing advances that were incurred from August to June 30, 2007 from United American Corporation. These advances were provided for cash flow purposes for the Company to sustain its operations.

The Company has also been advanced various amounts from related parties whom are either officers, shareholders or entities under control by an officer or shareholder. These amounts bear interest at interest rates ranging between 0% and 7% per annum as follows:

As of June 30, 2007, the Company has $38,343 including accrued interest outstanding with an officer, George Metrakos. The Company has recorded interest expense of approximately $1,040 for the nine months ended June 30, 2007. There were no amounts outstanding during the three months ended June 30, 2006. As the amount is due on demand, the Company has classified the loan as a current liability.

As of June 30, 2007, the Company has $102,199 including accrued interest outstanding with shareholders. .Interest expense for the nine months ended June 30, 2007 and 2006 were approximately $1,065 and $1,100, respectively. As the amounts are due on demand, the Company has classified them as current liabilities.

As of March 31, 2007, the Company has $8,400 including accrued interest outstanding with a company, Metratech Business Solutions Inc., controlled by an officer of the Company, George Metrakos. The Company has recorded interest expense of approximately $375 for the nine months ended June 30, 2007. There were no amounts outstanding during the nine months ended June, 2006. As the amounts are due on demand, the Company has classified them as current liabilities.

Teliphone, Inc. a majority owned subsidiary of the Company, as part of the agreement they entered into with Intelco Communications and Intelco Communication's parent, 3901823 Canada Inc., was extended $25,000 (CDN$), $22,368 (US$) from the $75,000 (CDN$) line of credit extended to them by Intelco Communications.  This amount was repaid in December 2006 and therefore no amounts are currently due.

A summary table of all related party debt transactions is listed here:

		Amount of	Amount
	Annual	Prinicipal	outstanding
	Rate of	Outstanding	effective	Amounts paid during FYEnd		Amounts paid during nine months
	Interest	as of June 30,	October 24,	September 30, 2006		ended June 30, 2007
Related Party Debt	Payable	2007	2007	Principal	Interest	Principal	Interest

United American Corporation	12%	$300,000	$300,000	-	$6,000	-	$27,000
United American Corporation	0%	$135,756	$135,756	$71,374	-	$257,463	-
George Metrakos	7%	$38,343	$38,343	$24,083	$2,975	$8,694	$1,869
Metratech Business Solutions Inc,.	7%	$8,400	$8,400	$1,210	-	$2,147	$399
Shareholders	0%	$102,199	$102,199	-	$1,728	$10,164	-
Intelco Communications	0%	$0	$0	-	-	$27,953	-

On April 28, 2005, the Company issued, in connection with the reverse merger upon the acquisition of Teliphone, Inc. 961,538 shares to Metratech Business Solutions Inc., an entity controlled by George Metrakos, our sole Director and sole Officer, holding the positions of Chairman, CEO, CFO and President.

Interest of Named Experts and Counsel

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of our company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in our Company, except that Mr. Joseph I. Emas, Attorney at Law, Miami, Florida, has received 25,000 shares of our common stock, valued at $6,250. These shares are being registered for re-sale in this prospectus.

Legal Matters

Joseph I. Emas, Attorney at Law, Miami, Florida will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

Accounting Matters

Michael Pollack, CPA, independent certified public accountants, have audited our consolidated financial statements at September 30, 2006 and September 30, 2005 as set forth in their included report. We have included our consolidated financial statements in the registration statement, in reliance on their report giving their authority as an expert in accounting and auditing.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended September 30, 2006.

We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period, except that on February 6, 2006, Schwartz Levitsky Feldman LLP resigned as the Company's accountant. The Company engaged Michael Pollack, CPA as its principal accountants effective February 7, 2006

Additional Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is HYPERLINK http://www.sec.gov

Description of Business

Company History; Organization Within the Last Five Years

Corporate Structure

Teliphone Corp was incorporated in the State of Nevada on March 2, 1999 under the name "OSK Capital II Corp." to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company. On August 21, 2006, we changed our name from OSK Capital II Corp. to Teliphone Corp.

As a result of the merger and re-organization, Teliphone Inc. became our wholly owned subsidiary and we became a majority owned subsidiary of Teliphone Inc.'s parent company, United American Corporation, a Florida Corporation trading on the NASD OTCBB under the symbol UAMA.

The details of the merger and re-organization, along with the principal negotiators of the agreement are as follows:

The merger and re-organization of April 28, 2005 was a business combination between Teliphone Inc. and OSK Capital II Corp. As a result, Teliphone Inc. became a wholly-owned subsidiary of OSK Capital II Corp.

The Principal terms of the combination were that a recapitalization occurred as a result of the reverse merger. The shareholder's equity of OSK Capital II Corp. became that of Teliphone Inc. Original shareholders of OSK Capital II Corp. maintained their shareholdings of OSK Capital II Corp. and new treasury shares of OSK Capital II Corp. were issued to shareholders of Teliphone Inc.

The parties who negotiated the merger and reorganization agreement were:

• George Metrakos, President of Teliphone Inc. who became President CEO of OSK Capital II Corp. George Metrakos was not compensated in this transaction. George Metrakos already owned 3.9% of Teliphone Inc. prior to the combination and hence received the 961,528 shares of OSK Capital II Corp. in exchange for his 4 shares of Teliphone Inc. These shares are listed under Metratech Business Solutions Inc., a wholly-owned company of George Metrakos.

• Robert Cajolet, President and CEO of OSK Capital II Corp. who stayed on the board of OSK Capital II Corp. after the transaction as director. Robert Cajolet was compensated with the issuance of 1,250,000 restricted shares of the Company stock (1,000,000 shares currently held within 2,000,000 share block of Beverly Hills Trading). He was not provided any monetary compensation. Beverly Hills Trading Corp. is not a registered broker dealer.

• Benoit Laliberte, President and CEO of United American Corp. at the time. He did not receive any compensation in the transaction, however United American Corp received 24,038,462 shares of OSK Capital II Corp. in exchange for their 100 shares of Teliphone Inc.

• Francis Maillot, Former President and CEO of OSK Capital II Corp prior to Robert Cajolet, during negotiations acting through Beverly Hills Trading Corp.. Beverly Hills Trading Corp. received a total of 2,000,000 shares of OSK Capital II Corp., and is the beneficial owner of 1,000,000 of them (see Robert Cajolet, above). Beverly Hills Trading Corp. is not a registered broker dealer. Beverly Hills Trading Corp. received shares as a consequence of introducing the parties to the merger, the number of shares determined by the total number of shares issued to consummate the transaction.

On July 14th, 2006 the Company entered into a Letter of Intent with 3901823 Canada Inc. ("3901823") whereby Teliphone Inc. will issue 3901823 new shares from its treasury such that 3901823 will become a 25% owner of our subsidiary Teliphone Inc. in return for additional investment in the company. As a result of this transaction, Teliphone Inc. remains a majority-owned subsidiary of the Company. The Company does not have any other subsidiaries.

On October 30, 2006, United American Corporation spun off their share position in our Company through the pro rata distribution of their 25,737,956 shares to their shareholders. Although there were no contractual obligations on the part of the company or United American Corporation, this spin off was part of a long term strategy of United American Corporation.

History of Key Agreements

At the time of the merger and re-organization, the Company, through its subsidiary Teliphone Inc., was able to offer its services to customers in Canada only. This was achieved through the signing of a retail distribution agreement on March 1, 2005, with BR Communications Inc. ("BR") for the purpose accessing the retail consumer portion of our target market through retail and Internet-based sales. Under the terms of this agreement, BR was granted the exclusive right to distribute Teliphone Inc.’s VoIP services via Internet-based sales or direct sales to retail establishments in the territory consisting of the Province of Quebec in Canada exclusive of Sherbrooke, Quebec for a 5 year term. The agreement includes a commitment by Teliphone Inc. to pay BR 25% of the recurring revenues derived from clients in the territory. BR then utilizes this 25% to distribute a portion of the recurring revenues to their base of re-sellers. Teliphone Inc. provides the hardware necessary for the delivery of their VoIP services directly to the re-sellers, and therefore BR does not receive any commission on the sale of, nor distribution of, the hardware. Recurring revenues from paying customers include unlimited local and long distance calling services. This agreement was later expanded on July 6, 2005 to include the city of Ottawa within the Province of Ontario and to remove the restriction of Sherbrooke, Quebec.

On April 22, 2005, the Company, through its subsidiary Teliphone Inc., entered into a Wholesale distribution agreement with 9151-4877 Quebec Inc., also known as "Dialek Telecom". Teliphone Inc. supplies Dialek Telecom with VoIP services to Dialek's Canadian and US customers, permitting Dialek Telecom to brand the service "Dialek VoIP" instead of "Teliphone VoIP". The agreement also permits Dialek Telecom to invoice and support its clients directly. The term of the agreement is for one year renewable to successive one year terms upon 30 days written notice.

On June 1, 2005, the Company, through its subsidiary Teliphone Inc., signed an Agreement with Northern Communication Services Inc. ("Northern") such that Northern would supply the company with Emergency 9-1-1 caller address verification and call transfer services to the necessary Municipal Emergency Services Department associated with the caller's location. This service is required for Teliphone Inc.'s customers located in North America. The term of the agreement is for 3 years, renewable automatically for an additional 3 years with a termination clause of 90 days written notice.

The Company sought to further expand its distribution reach internationally and on August 23, 2005, we entered into a marketing and distribution agreement with Podar Enterprise ("Podar") of Mumbai, India. Podar is focused on building a distribution network to sell to consumers in Central, South, and East Asia, Eastern Europe, and parts of the Middle East. Under the terms of this agreement, Podar was granted the exclusive marketing and distribution rights for our products and services in India, China, Sri Lanka, United Arab Emirates, and Russia. The agreement stipulated that Podar was to receive 25% of the recurring revenues sold to clients in the territory. The agreement does not deal with any hardware sales, as the intent of the agreement was to have clients source the necessary hardware locally in their country. Recurring revenues from paying customers include long distance calling services outside of the customer’s geographic location. The term of this agreement is five (5) years subject to early termination with 60 days notice following any default under the agreement.

On December 2, 2005, the Company, through it's subsidiary Teliphone Inc. signed a Co-Location and Bandwidth Services Agreement with Peer 1. The agreement stipulates that the Company houses its telecommunications and computer server hardware within the Peer 1 Montreal Data center, located at 1080 Beaver Hall, suite 1512, Montreal, Quebec, Canada.. Likewise, Teliphone Inc. agrees to purchase Peer 1 bandwidth services and internet access across its worldwide network. The term of the contract was for 12 months, renewable for successive 30 day terms.

The Company sought to expand its product offering in order to offer its broadband phone services to US customers as well. The Company singed an agreement with RNK Telecom Inc, a New Jersey company, in December of 2005 which permitted the company to interconnect with RNK's network of US cities. This agreement has a term of one year renewable month to month at the end of the term.

On December 7, 2005, the Company entered into, in conjunction with United American Corporation, a related party, a Customer and Asset Acquisition and Software Licensing Agreement with Iphonia, Inc., a Quebec corporation. However, on July 6th, 2006, the agreement with iPhonia Inc. was terminated by both parties. The original agreement was to set forth the rights and obligations pertaining to the transfer of Iphonia's clients and services to Teliphone Inc., the Company's subsidiary, along with the sale of various telecommunications and equipment. The term of the agreement was to be 24 months.

On April 6, 2006, the Company, through its subsidiary Teliphone Inc. signed a Master Services Agreement with Rogers Business Solutions ("Rogers"). This agreement permits Teliphone Inc. to purchase voice channel capacity for its Canadian Network. The majority of its current voice channel capacity already exists with Rogers, however, the current agreements are still between Rogers and the Company's former parent company, United American Corporation. It is anticipate that all of the capacity will transfer under the Teliphone Inc.-Rogers agreement by June 30, 2007. The term of the agreement is for 2 years, with no specific renewal conditions.

Teliphone Inc., a majority-owned subsidiary of the Company, 3901823 Canada Inc., the holding company of Intelco Communications ("3901823"), and Intelco Communications ("Intelco") entered into an agreement on July 14, 2006. Pursuant to the terms of the Agreement, Teliphone Inc. agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone Inc.'s issued shares to 3901823 in exchange for office rent, use of Intelco's data center for Teliphone Inc.'s equipment, and use of Intelco's broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007, a line of credit of $75,000 (CDN$), of which $25,000 (CDN$) was already drawn upon in July 2006 and paid back in December 2006.

Teliphone Inc. also agreed to make available to the customers of Intelco certain proprietary software for broadband telephony use. In lieu of receiving cash for the licensing of this software, Teliphone Inc. will apply $1 per customer per month at a minimum of $5,000 per month. Following a twelve month period, Intelco will receive additional shares of class A voting common stock of Teliphone Inc. for the difference in the value between $144,000 and the total payments credited back to Teliphone Inc. The maximum amount of additional shares that can be issued to Intelco after the twelve month period is an additional 8.34% of Teliphone Inc.'s issued and outstanding shares. In the event that the total payments credited back to Teliphone Inc. exceeds $144,000, Intelco will not be entitled to the issuance of any additional shares of Teliphone Inc. common stock.

Description of Business

Principal products or services and their markets

With the merger and re-organization we became a telecommunications company providing broadband telephone services utilizing our innovative Voice over Internet Protocol, or VoIP, technology platform, to offer feature-rich, low-cost communications services to our customers, thus providing them an experience similar to traditional telephone services at a reduced cost. VoIP means that the technology used to send data over the Internet (example, an e-mail or web site page display) is used to transmit voice as well. The technology is known as packet switching. Instead of establishing a dedicated connection between two devices (computers, telephones, etc.) and sending the message "in one piece," this technology divides the message into smaller fragments, called 'packets'. These packets are transmitted separately over the internet and when they reach the final destination, they are reassembled into the original message.

Our Company has invested in the research and development of our VoIP telecommunications technology which permits the control, forwarding, storing and billing of phone calls made or received by our customers. Our technology consists of proprietary software programming and specific hardware configurations, however, we have no specific legal entitlement that does not permit someone else from utilizing the same base software languages and same hardware in order to produce similar telephony service offerings.

Base software languages are the language building blocks used by programmers to translate the desired logic sequences into a message that the computer can understand and execute.  An example of a logic sequence is “if the user dials “011” before the number, the software should then treat this as an international call and invoice the client accordingly”.  The combination and use of these building blocks is known as ‘software code”, and hence this combination, created by the Company’s programmers, along with “off-the-shelf” computer and telecommunications hardware (ie. Equipment that is readily available by computer, networking and telecommunications companies) is collectively referred to as “our technology and trade secrets”.

Examples of “off-the-shelf” hardware utilized include the desktop phones and handsets, computer servers used to store such things as account information and voice mail, and telecommunications hardware that permit the routing of telephone voice calls between various points across the internet and the world’s Public Switched Telephone Network (PSTN), the global wired and wireless connections between every land and mobile phone.

We therefore cannot be certain that others will not gain access to our technology. In order to protect this proprietary technology, we hold non-disclosure and confidentiality agreements and understandings with our employees, consultants, re-sellers, distributors, wholesalers and technology partners. We cannot guarantee that our technology and trade secrets will not be stolen, challenged, invalidated or circumvented. If any of these were to occur, we would suffer from a decreased competitive advantage, resulting in lower profitability due to decreased sales.

The Company offers the following products and services to customers utilizing its VoIP technology platform:

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Residential phone service. Customers purchase a VoIP adaptor from a re-seller and install it in their home. This allows all of their traditional phones in their home to have their inbound and outbound calls redirected to Teliphone. As a result, the residential customer purchases their choice of unlimited local or long distance calling services, with pay-per-minute long distance calling services.

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Business phone service. Customers purchase multiple VoIP adaptors from re-sellers and install them in their business. Similar to Residential phone service, customers purchase various local and long distance calling services from the Company.

For Residential and Business phone services, the Company, through its subsidiary Teliphone Inc., invoices and collects funds directly from the end-user customer and pays a commission to their re-sellers and distributors upon receipt of the funds. The customer can also purchase the VoIP adaptors and calling services directly with Teliphone Inc. via its website www.teliphone.us for US customers, www.teliphone.ca for Canadian customers and www.teliphone.in for India customers.

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The Company also sells VoIP calling services to Wholesalers who re-sell these services to their customers. In this case, the Company’s subsidiary Teliphone Inc. provides the services to the end-user customers, however invoices and collects funds from the Wholesaler, who invoices their customers and provides technical support to their customers directly.

The VoIP adaptors are manufactured by Linksys-Cisco and purchased by the Company directly from the manufacturer and re-sold to the re-sellers and wholesalers. The Company’s subsidiary Teliphone Inc. is a Linksys-Cisco Internet Telephony Services approved supplier based on their agreement signed in October 2005.

Distribution methods of the products or services

Retail Sales.

We distribute our products and services through our retail partners' stores. Our retail partners have existing public retail outlets where they typically sell telecommunications or computer related products and services such as other telecommunications services (cellular phones) or computer hardware and software.

The Company does not own or rent any retail space for the purpose of distribution, rather, it relies on its re-seller partners to display and promote the Company's products and services within their existing retail stores. Our agreement with BR Communications Inc. has permitted us to establish our retail sales channel.

Our relationship to the retail outlets is on of a supplier. We supply the hardware to the retail outlet owners, who have a re-seller agreement with our distributor, BR Communications Inc. We ship these products direct to the stores based on their requirements. All shipments are Cash On Delivery payment terms.

For a retail sale to occur, our re-sellers purchase hardware from us and hold inventory of our hardware at their store. In some cases, we may sell the hardware to our re-sellers below cost in order to subsidize the customer's purchase of the hardware from the re-seller. Upon the sale of hardware to the customer, the retail partner activates the service on our website while in-store with the customer.

Internet Sales.

We likewise distribute our products through the sale of hardware on our website, www.teliphone.us. The customer purchases the necessary hardware from our on-line catalog. Upon receipt of the hardware from us, the customer returns to the company's website to activate their services.

Wholesale Sales.

We likewise distribute our products and services through Wholesalers. A Wholesaler is a business partner who purchases our products and services "unbranded", that is, with no reference to our Company on the hardware or within the service, and re-bills the services to their end-user customers. In the case of a sale to our Wholesalers, we do not sell the hardware below cost.

In the Province of Quebec, we have an agreement with 9151-4877 Quebec Inc. "Dialek" who is a wholesaler of our products and services. The nature of the agreement is such that Dialek purchases our products and services at volume quantities and re-sells them to their own end-user customers. Dialek maintains customer services and accounting directly with their clients. This agreement was for a term of one year from signing and is now being renewed on a monthly basis for one month increments. Internationally, we have an agreement with Podar Infotech LLC "Podar"of India, our principal wholesale partner in Asia and the Middle East.. Podar sells to re-sellers and end-users the Company's products and services exclusively in India, China, Russia, Sri Lanka and the United Arab Emirates.. The term of this agreement is five (5) years subject to early termination with 60 days notice following any default under the agreement. In this agreement, Podar acts as the sales agent, however Teliphone invoices the clients in India directly.

The agreements between our wholesalers and our customers are similar to those that the Company has with our Retail customers. The wholesalers provide monthly calling services to their customers and invoice them on a monthly basis on their usage. Our form of general conditions for use of the Company's telecommunications products and services found in exhibit 10.2 of this prospectus presents the general and underlying agreement that we hold with our Wholesalers. While product and professional liability cannot be entirely eliminated, the conditions set forth in the agreement serve to forewarn Wholesalers that should a stoppage of service occur we cannot be held liable.  Since we do not currently hold product and professional liability insurance coverage, this does not protect us from potential litigation. The risk of this is outlined in risk factor C.6. in this prospectus.

Status of any publicly announced new product or service;

TeliPhone VoIP services were officially launched to the public in the Province of Quebec in December of 2004.

teliPhone Residential VoIP service

The Company currently offers a residential VoIP phone service to customers in the provinces of Ontario and Quebec.. Average revenues per customer are $30.00 per month. The customer can also purchase virtual numbers from other cities in North America and Internationally, permitting the customer to provide a local phone number to their calling party who is in another area or country that normally would represent a long distance call. These services cost from 5$ to 30$ per month depending on the country.

teliPhone Small business VoIP services

During 2005Q3, The Company began to target Small and Medium sized business clients with an expanded version of its offering. Average revenues per customer in this segment are $400. The Company markets these services primarily through its telecom interconnection resellers, who have existing customer relationships in this segment.

Teliphone has also developed and integrated new software permitting the replacement of traditional auto-attendant and office telephony systems. The Company is currently finalizing its beta trials and will introduce to the market through its interconnection re-seller base in 2007Q4.

CallOnA.com

We are currently testing our CallOnA.com service, which permits users to execute free calls to certain international destinations by initiating a call from our website. This service has not been fully tested as of yet and we anticipate launching the service in a preliminary form within 3 months of the filing of this prospectus.

teliPhone Mobile VoIP and Single Point of Contact services (MobilNation)

This service is an entry-level service targeting both residential and business mobile phone users. This end-user customer does not require broadband internet access nor any additional equipment to utilize this service. Users pay a fixed monthly fee of $9.95 per month and receive a phone number where they are provided options to re-direct the incoming call to numerous phones, enhanced voice-mail, as well as the ability to add virtual numbers from other cities ($4.95 per month), eliminating inbound long distance charges to their calling parties.

Customers of MobilNation are provided with multiple dial-up numbers from various cities in the US & Canada.. This permits the customer to make long distance calls on their home or cellular phone by purchasing the long distance call from the Company instead of their existing service provider. Our rates are typically up to 50% less than existing suppliers, thereby reducing our customer's overall monthly phone bill.

The MobilNation services are currently in the final stages of development. They will be marketed primarily over the Internet and will be introduced in 2007Q1 to The Company's Retail sales channel as well. As described above, the Company does not own or rent any retail space for the purpose of distribution, rather, it relies on its re-seller partners to display and promote the Company's products and services within their existing retail stores.

Competitive Business Conditions

Today, VoIP technology is used in the backbone of many traditional telephone networks, and VoIP services are offered to residential and business users by a wide array of service providers, including established telephone service providers. These VoIP providers include traditional local and long distance phone companies, established cable companies, Internet service providers and alternative voice communications providers such as Teliphone.

While all of these companies provide residential VoIP communications services, each group provides those services over a different type of network, resulting in important differences in the characteristics and features of the VoIP communications services that they offer. Traditional wireline telephone companies offering VoIP services to consumers do so using their existing broadband DSL networks. Similarly, cable companies offering VoIP communications services use their existing cable broadband networks. Because these companies own and control the broadband network over which the VoIP traffic is carried between the customer and public switched telephone network, they have the advantage of controlling a substantial portion of the call path and therefore being better able to control call quality. In addition, many of these providers are able to offer their customers additional bandwidth dedicated solely to the customer's VoIP service, further enhancing call quality and preserving the customer's existing bandwidth for other uses. However, these companies typically have high capital expenditures and operating costs in connection with their networks. In addition, depending on the structure of their VoIP networks, the VoIP services provided by some of these companies can only be used from the location at which the broadband line they provide is connected.

Like traditional telephone companies and cable companies offering VoIP services, the Company also connects its VoIP traffic to the public switched telephone network so that their customers can make and receive calls to and from non-VoIP users. Unlike traditional telephone companies and cable companies, however, alternative voice communications providers such as Teliphone do not own or operate a private broadband network. Instead, the VoIP services offered by these providers use the customer's existing broadband connection to carry call traffic from the customer to their VoIP networks. These companies do not control the "last mile" of the broadband connection, and, as a result, they have less control over call quality than traditional telephone or cable companies do. However, these companies have the operating advantage of low capital expenditure requirements and operating costs.

Internet service providers generally offer or have announced intentions to offer VoIP services principally on a PC-to-PC basis. These providers generally carry their VoIP traffic for the most part over the public Internet, with the result that VoIP services are often offered for free, but can only be used with other users of that provider's services. Many of these providers offer a premium service that allows customers to dial directly into a public switched telephone network. In addition, while no special adapters or gateways are required, often customers must use special handsets, headsets or embedded microphones through their computers, rather than traditional telephone handsets.

Competition

The telecommunications industry is highly competitive, rapidly evolving and subject to constant technological change and to intense marketing by different providers of functionally similar services. Since there are few, if any, substantial barriers to entry, except in those markets that have not been subject to governmental deregulation, we expect that new competitors are likely to enter our markets. Most, if not all, of our competitors are significantly larger and have substantially greater market presence and longer operating history as well as greater financial, technical, operational, marketing, personnel and other resources than we do.

Our use of VoIP technology and our proprietary systems and products enables us to provide customers with competitive pricing for telecommunications services. Nonetheless, there can be no assurance that we will be able to successfully compete with major carriers in present and prospective markets. While there can be no assurances, we believe that by offering competitive pricing we will be able to compete in our present and prospective markets.

We rely on specialized telecommunications and computer technology to meet the needs of our consumers. We will need to continue to select, invest in and develop new and enhanced technology to remain competitive. Our future success will also depend on our operational and financial ability to develop information technology solutions that keep pace with evolving industry standards and changing client demands. Our business is highly dependent on our computer and telephone equipment and software systems, the temporary or permanent loss of which could materially and adversely affect our business.

The Company is provided its phone numbers and interconnection with the existing public switched telephone network in Canada by Rogers Business Solutions. This agreement was originally signed in 2004 under Teliphone's former parent company United American Corporation and has since been updated to the current agreement with Teliphone and Rogers Business Solutions signed on April 25th, 2006. In the US and internationally, this service is provided by RNK Telecom Inc.

We are not dependent on a few major customers. Our largest Wholesale customer, Dialek Telecom, currently produces less than 10% of our monthly revenues.

We do not currently hold any patents, trademarks, liences, franchises, concessions or royalty agreements.

Existing and Probable Governmental Regulation

Overview of Regulatory Environment

Traditional telephone service has historically been subject to extensive federal and state regulation, while Internet services generally have been subject to less regulation. Because some elements of VoIP resemble the services provided by traditional telephone companies, and others resemble the services provided by Internet service providers, the VoIP industry has not fit easily within the existing framework of telecommunications law and until recently, has developed in an environment largely free from regulation.

The Federal Communications Commission, or FCC, the U.S. Congress and various regulatory bodies in the states and in foreign countries have begun to assert regulatory authority over VoIP providers and are continuing to evaluate how VoIP will be regulated in the future. In addition, while some of the existing regulation concerning VoIP is applicable to the entire industry, many rulings are limited to individual companies or categories of service. As a result, both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain.

Regulatory Classification of VoIP Services

On February 12, 2004, the FCC initiated a rulemaking proceeding concerning the provision of VoIP and other services, and applications utilizing Internet Protocol technology. As part of this proceeding, the FCC is considering whether VoIP services like ours should be classified as information services, or telecommunications services. We believe our service should be classified as information services. If the FCC decides to classify VoIP services like ours as telecommunications services, we could become subject to rules and regulations that apply to providers of traditional telephony services. This could require us to restructure our service offering or raise the price of our service, or could otherwise significantly harm our business.

While the FCC has not reached a decision on the classification of VoIP services like ours, it has ruled on the classification of specific VoIP services offered by other VoIP providers. The FCC has drawn distinctions among different types of VoIP services, and has concluded that some VoIP services are telecommunications services while others are information services. The FCC's conclusions in those proceedings do not determine the classification of our service, but they likely will inform the FCC's decision regarding VoIP services like ours.

In Canada, the Canadian Radio-Television Commission (CRTC) is the regulating body who has set guidelines that our subsidiary, Teliphone, must meet. These guidelines center around 9-1-1 calling services and other services that are normally available to subscribers of traditional telephony services. Teliphone has met these requirements in its product offering.

An additional element of Canadian regulation is that the incumbent providers, Bell Canada (Central and Eastern Canada) and Telus (Western Canada), who in 2004 controlled over 98% of the Business and Residential phone lines, are not able to reduce their prices to meet the newly offered reduced price options of independent VoIP and Cable phone companies. This regulation permitted independents such as Teliphone to provide their VoIP phone service without fear of anti-competitive activity by the incumbents. The CRTC has recently ruled that they will permit the reduction of pricing by the incumbent carriers once a 25% market share has been attained by the upstart phone service providers. Effective March 2005, there is a penetration of 10% of phone services by up-start VoIP providers. Teliphone views its long term strategy outside of just residential phone service, through the availability of international phone numbers to global clients, thereby creating an international product offering, a strategy that is very different from the geographically limited incumbent carriers.

Customer Access to Broadband Services

Our customers must have broadband access to the Internet in order to use our service. In the case of the Canadian market, our principal market, the Canadian Radio-Television Telecommunications Commission (CRTC) has ordered that Internet Service Providers and Incumbent Exchange Carriers have a legal obligation as per Order 2000-789 to provide their services without interference to other service providers in conjunction with to section 27(2) of the Telecommunications Act.

However, anti-competitive behaviour in our market can still occur. For example, a Canadian cable provider recently began offering an optional Cdn$10 per month "quality of service premium" to customers who use third-party VoIP services over its facilities. However, customers who purchase VoIP services directly from this cable provider are not required to pay this additional fee. Based on this example, some providers of broadband access may take measures that affect their customers' ability to use our service, such as degrading the quality of the data packets we transmit over their lines, giving those packets low priority, giving other packets higher priority than ours, blocking our packets entirely, or attempting to charge their customers more for also using our services.

VoIP E-911 Matters

On June 3, 2005, the FCC released an order and notice of proposed rulemaking concerning VoIP emergency services. The order set forth two primary requirements for providers of "interconnected VoIP services" such as ours, meaning VoIP services that can be used to send or receive calls to or from users on the public switched telephone network.

First, the order requires us to notify our customers of the differences between the emergency services available through us and those available through traditional telephony providers. We also must receive affirmative acknowledgment from all of our customers that they understand the nature of the emergency services available through our service. Second, the order requires us to provide enhanced emergency dialing capabilities, or E-911, to all of our customers by November 28, 2005. Under the terms of the order, we are required to use the dedicated wireline E-911 network to transmit customers' 911 calls, callback number and customer-provided location information to the emergency authority serving the customer's specified location.

In July of 2005, the CRTC required us to offer enhanced emergency calling services, or E-911. The FCC followed suit with a deadline of November 28, 2005. The requirement meant that we had to offer enhanced emergency calling services, or E-911, to all of our customers located in areas where E-911 service is available from their traditional wireline telephone company. E-911 service allows emergency calls from our customers to be routed directly to an emergency dispatcher in a customer's registered location and gives the dispatcher automatic access to the customer's telephone number and registered location information. We complied with both these requirements through our agreement with Northern Communications Inc., which calls for Northern Communications to provide and operate a 9-1-1 dispatch center for caller address verification and call transfer to the emergency services department closest to the customer's location on behalf of the Company.

Effective the filing of this prospectus, we have complied with all of these FCC requirements.

International Regulation

The regulation of VoIP services is evolving throughout the world. The introduction and proliferation of VoIP services have prompted many countries to reexamine their regulatory policies. Some countries do not regulate VoIP services, others have taken a light-handed approach to regulation, and still others regulate VoIP services the same as traditional telephony. In some countries, VoIP services are prohibited. Several countries have recently completed or are actively holding consultations on how to regulate VoIP providers and services. We primarily provide VoIP services internationally in Canada.

Canadian Regulation

Classification and Regulation of VoIP Services.

The Telecommunications Act governs the regulation of providers of telecommunications services in Canada. We are considered a telecommunications service provider rather than a telecommunications common carrier. Telecommunications service providers are subject to less regulation than telecommunications common carriers, but do have to comply with various regulatory requirements depending on the nature of their business.

On May 12, 2005, the Canadian regulator, the CRTC, stated that VoIP services permitting users to make local calls over the public switched telephone networks will be regulated by the same rules that apply to traditional local telephone services. Because we are not a telecommunications common carrier, we will not be subject to such regulation. Under the CRTC's decision, however, we are required to register as a local VoIP reseller in order to obtain access to certain services from other telecommunications providers.

The CRTC's May 12, 2005 decision provided that VoIP providers who are registered as local VoIP resellers will be able to obtain numbers and portability from Canadian local exchange carriers, but will not be able to obtain numbers directly from the Canadian Numbering Administrator or to have direct access to the local number portability database. The CRTC's decision also identified other obligations of VoIP providers, such as contributing to a national service fund, complying with consumer protection, data and privacy requirements, and providing access for the disabled. The details of these requirements have been referred to industry groups for further study. Certain aspects of the decision are the subject of pending appeals by other Canadian VoIP providers. We do not know what requirements will ultimately be imposed nor the potential cost that compliance may entail. The CRTC found that it is technically feasible for VoIP providers to support special services for hearing-impaired customers.

Effective the filing of this prospectus, we have complied with all CRTC requirements.

Provision of 911 Services.

On April 4, 2005, the CRTC released a ruling requiring certain providers of VoIP services, like us, to provide interim access to emergency services at a level comparable to traditional basic 911 services by July 3, 2005 or such later date as the CRTC may approve on application by a service provider. Under the interim solution adopted by the regulator for the provision of VoIP 911 services, customers of local VoIP services who dial 911 will generally be routed to a call center, where agents answer the call, verbally determine the location of the caller, and transfer the call to the appropriate emergency services agency. VoIP service providers are also required to notify their customers about any limitations on their ability to provide 911 services in a manner to be determined.

Since July 2005, Teliphone has complied with these regulations by partnering with a PSAP (Primary Service Access Point) which serves to verify the customer location and forward the call to the respective Municipal 9-1-1 center for assistance. This service therefore permits Teliphone's customers to have access to 9-1-1 services irrespective of their physical location, anywhere in the Continental US & Canada.. This service is of significance as VoIP permits customers to utilize their phone anywhere a high-speed internet connection exists and can therefore be located outside of their local city when requiring 9-1-1 services.

Other Foreign Jurisdictions

Our operations in foreign countries must comply with applicable local laws in each country we serve. The communications carriers with which we associate in each country is licensed to handle international call traffic, and takes responsibility for all local law compliance. For that reason we do not believe that compliance with the laws of foreign jurisdictions will affect our operations or require us to incur any significant expense

Research and Development

The Company spent $120,531 in Research and Development activities during 2006 and $116,896 during 2005.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

The company has seven full time employees and two additional part time employees.

Managements Discussion and Analysis of Financial Condition and Plan of Operations

The following discussion should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and the notes thereto and other financial information included elsewhere in this Annual Report on Form 10-KSB. This Annual Report, including the following Management's Discussion and Analysis, and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward-looking statements which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and are subject to risks, uncertainties, assumptions and other factors relating to our industry and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made in our Filings. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this report to reflect new events or circumstances unless and to the extent required by applicable law.

Plan of Operations

We were incorporated in Nevada under the name "OSK CAPITAL II CORP" in 1999. In April of 2005, we effectuated a merger and re-organization with Teliphone Inc., a Canadian Internet Telecommunications (VoIP or "Voice-Over-Internet-Protocol") Company. Teliphone Inc. is now a majority-owned subsidiary of our company and as such, our revenues are derived primarily from the sale of telecommunications services to retail clients.

Trends in Our Industry and Business

A number of trends in our industry and business have a significant effect on our results of operations and are important to an understanding of our financial statements. These trends include:

Broadband adoption.  The number of households with broadband Internet access in our core markets of Canada and India has grown significantly. We expect this trend to continue. We benefit from this trend because our service requires a broadband Internet connection and our potential addressable market increases as broadband adoption increases.

Changing competitive landscape.  We are facing increasing competition from other companies that offer multiple services such as cable television, voice and broadband Internet service. Several of these competitors are offering VoIP or other voice services as part of a bundle, in which they offer voice services at a lower price than we do to new subscribers. In addition, several of these competitors are working to develop new integrated offerings that we cannot provide and that could make their services more attractive to customers. We also compete against established alternative voice communication providers and independent VoIP service providers. Some of these service providers may choose to sacrifice revenue in order to gain market share and have offered their services at lower prices or for free. These offerings could negatively affect our ability to acquire new customers or retain our existing customers.

Consumer adoption of new VoIP technology.  The development of our Teliphone VoIP service permits us to sell telecommunications services to consumers who have a broadband internet connection. Our technology permits customers to continue to use their traditional phone devices to make and receive calls at a lower cost than traditional phone services. One of the key challenges in the adoption of this new technology is the customer’s acceptance of potential loss of service when their internet connection goes down or they lose electrical power in their home or office. The Company has mitigated this risk for their customers by providing telephone call fail-over methods in case of loss of service. Management believes that even though this adoption risk exists, the reduction of cost for the services will negate the impact of occasional service loss much like how consumers accepted at times lower call quality in their worldwide adoption of mobile phones due to increased convenience.

The development of our callona.com website seeks to attract consumers on the internet who will look to utilize our web-based communications services, which will permit us to generate advertising and promotional revenues from other companies looking to advertise and promote their products to our callona.com users. We have not as yet realized any revenue from our callona.com prototype.

We generate revenues from the sale of VoIP services to our customers, along with the hardware required for our customers to utilize these services. Our cost of sales includes all of the necessary purchases required for us to deliver these services. This includes the use of broadband internet access required for our servers to be in communication with our customers’ VoIP devices at the customer’s location, our rental of voice channels connected to the Public-Switched-Telephone-Network, that is the traditional phone network which currently links all phone numbers worldwide. Our cost of sales also includes our commissions paid to our re-sellers as we are distributing a portion of recurring revenues to the re-seller after the sale has been consummated. Our cost of sales also includes any variable costs of service delivery that we may have, including our per-minute costs for terminating our customers’ calls on another carrier’s network.

We have incurred gross losses during our first two years of operation because the minimum purchases necessary in order to sustain our operations are enough to deliver services to more customers than we currently have. As a result, we estimate that we will continue to increase our gross profit over time. An indication of this is our positive gross profit for the interim periods ending December 31, 2006,  March 31, 2007 and June 30, 2007.

For our 12 month projection of financing needs, we conservatively estimate a constant level of revenue growth which is consistent with the rate of growth that we've experienced over the last 24 months. We consider this scenario in such a way that we do not receive any of the proceeds of the offering outlined in this registration statement. For the next 12 months, management, to the best of their ability and based on current information (such information and circumstances subject to change and a resulting reassessment of our cash needs) anticipates, our cash needs to be the following:

	PROJECTED PLAN OF OPERATIONS AND 12 MONTH CASH REQUIREMENTS
	Sep-07	Oct-07	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08
OPERATING REVENUES
Revenues	61,210	62,740	64,309	65,916	67,564	69,253	70,985	72,759	74,578	76,443	78,354	80,313

COST OF REVENUES
Purchases and cost of VoIP services	41,448	42,277	43,122	43,985	44,865	45,762	46,677	47,611	48,563	49,534	50,525	51,535
Total Cost of Revenues

GROSS (LOSS)	19,762	20,463	21,186	21,932	22,700	23,492	24,308	25,149	26,016	26,909	27,829	28,777

OPERATING EXPENSES
Selling and promotion	904	904	904	904	904	904	904	904	904	904	904	904
Salaries and wage levies	7,099	7,099	7,099	7,099	7,099	7,099	7,099	7,099	7,099	7,099	7,099	7,099
Professional and consulting fees	1,761	1,761	1,761	1,761	1,761	1,761	1,761	1,761	1,761	1,761	1,761	1,761
Other general and administrative expenses	3,659	3,659	3,659	3,659	3,659	3,659	3,659	3,659	3,659	3,659	3,659	3,659
Depreciation	5,631	5,631	5,631	5,631	5,631	5,631	5,631	5,631	5,631	5,631	5,631	5,631
Total Operating Expenses	19,054	19,054	19,054	19,054	19,054	19,054	19,054	19,054	19,054	19,054	19,054	19,054

INCOME (LOSS) BEFORE OTHER INCOME	708	1,409	2,132	2,877	3,645	4,437	5,253	6,094	6,961	7,854	8,775	9,723

OTHER INCOME (EXPENSE)
Interest expense	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225
Total Other Income (Expense)	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225	6,225

NET INCOME (LOSS) BEFORE MINORITY
INTEREST, PROVISION FOR INCOME TAXES	-5,517	-4,816	-4,093	-3,348	-2,580	-1,788	-972	-131	736	1,629	2,550	3,498

CUMULATIVE CASH REQUIREMENTS	-5,517	-10,333	-14,426	-17,774	-20,354	-22,142	-23,113	-23,244	-22,508	-20,878	-18,329	-14,830

We will continue to cover our cash shortfalls through debt financing with affiliated parties. In the event that we do not have a significant increase in revenues and we do not raise sufficient capital in the offering herein, management estimates we can only sustain our cash requirements for three months.  After three months, management will need to consider alternate sources of financing, including but not limited to additional debt financing, in order to sustain operations for the next twelve months.  No agreements or arrangements have been made as of this date for such financing.

Results of Operations

Fiscal Year End September 30, 2006

On The Company's balance sheet as of September 30, 2006, the Company had assets consisting of accounts receivable in the amount of $25,712, income tax receivable (Canadian Research and Development Tax Credits) of $14,676, inventory of $11,034 and prepaid expenses of 125,279, but no cash. The Company has expended its cash in furtherance of its business plan, including primarily expenditure of funds to pay legal and accounting expenses, and has recorded the full value of the stock issued for services as a general, selling, and administrative expense. Consequently, the Company's balance sheet as of September 30, 2006 reflects a deficit accumulated of ($1,414,778) and a stockholders deficit of ($668,912).

The Company recorded sales of $440,804 of which $41,612 was hardware and $399,192 was services, for the year ended September 30, 2006 as compared to $183,253 of which $42,148 was hardware and $141,105 was services, for the year ended September 30, 2005. For 2006, the company updated its revenue recognition policy to defer hardware revenue over the life of the service contract, which reduced our hardware revenues. This revenue was derived from the sale of $372,248 of VoIP hardware and services to Residential and Business Retail clients and $68,556 VoIP hardware and services to Wholesale customers. For the year ended September 30, 2005, all revenues were attributed to Retail Clients.

The Company's cost of sales were $454,712 for the year ended September 30, 2006 compared to $465,629 for the year ended September 30, 2005, primarily as a consequence of an increase in sales and related costs, specifically the cost of managing higher levels of traffic over our telecommunications network. The net result was a gross margin for the year ended September 30, 2006 of ($13,908) compared to ($282,376) for the prior period. This increase in gross margin is primarily due to the decrease in the Company’s cost of operating its VoIP network in Canada.

The Company's aggregate operating expenses were $655,860 for the year ended September 30, 2005 compared to $397,643 for the year ended September 30, 2005. In particular, there was a decrease in Selling and Promotion expenses from $130,924 to $16,960 as the company reduced its purchasing of promotional media and sales travel as it concentrated its sales in its local market. There was an increase in Administrative wages from $118,75 to $31,250 as the Company began to pay its subsidiary President as an employee instead of a consultant in June of 2006. There was an increase in Research and Development Wages from $116,896 to $120,531 as the company hired a new development employee in June of 2006 for its Research and Development activities. There was an increase in Professional and Consulting fees from $67,169 to $278,429 attributed to increase legal and audit costs for SEC and Sarbanes-Oxley Compliance. There was an increase in General and Administrative Expenses from $472,28 to $146,026 due to increased expenditures associated with the move of the company from its offices within the Company founder's basement and its offices in downtown Montreal. There was an increase in Depreciation Expenses from $23,551 to $62,664 attributed to the acquisition of additional computer equipment during the period.

As a result, the Company had a net loss of ($668,374) for the year ended September 30, 2006 (when considering a minority interest of $25,484) compared to a net loss of ($691,390) for the year ended September 30, 2005. The principal reasons for company’s net loss for the year ended September 30, 2006 is due to the higher cost of our VoIP network in Canada compared to the number of customers and the subsequent revenues we have been able to generate over it.

Nine Months Ended June 30, 2007 Compared to Nine Months Ended June 30, 2006

The Company's condensed consolidated balance sheet as of the nine months ended June 30, 2007, had assets consisting of accounts receivable in the amount of $42,695, income tax receivable (Canadian Research and Development Tax Credits) of $15,396, inventory of $8,069 and prepaid expenses of $116,637, fixed assets of $52,349 and $14,256 in cash. The Company has expended its cash in furtherance of its business plan, including expenditure of funds to pay legal and accounting expenses. Consequently, the Company's condensed consolidated balance sheet as of the period ended June 30, 2007 reflects an accumulated deficit of ($1,558,186) and a stockholders' deficit of ($656,566).

The Company recorded sales of $474,145 for the nine months ended June 30, 2007 as compared to $290,723 for the nine months ended June 30, 2006.  The Company recorded sales of $183,630 for the three months ended June 30, 2007 as compared to $95,994 for the three months ended June 30, 2006.  The increase in sales is primarily due to increased sales in the small business segment in our domestic market.

The Company's cost of sales were $351,023 for the nine months ended June 30, 2007 as compared to $296,076 for the nine months ended June 30, 2006, primarily as a consequence of increased sales, as well as a decrease in the cost of purchasing inventory. We have moved to outsourced fulfillment and provisioning of our device hardware and therefore stock inventory on an as needed basis in order to fulfill our re-seller demand.  For the same reasons, the Company's cost of sales were $124,344 for the three months ended June 30, 2007 as compared to $89,235 for the three months ended June 30, 2006

The Company's aggregate operating expenses were $256,552 for the nine months ended June 30, 2007 as compared to $250,362 for the nine months ended June 30, 2006.  In particular, there was a decrease in Selling and Promotion expenses from $24,416 to $9,426 as the company reduced its purchasing of promotional media and sales travel as it concentrated its sales in its local market. There was an increase in Salaries and Wages from $104,664 to $128,947 as the Company began to pay its subsidiary President as an employee instead of a consultant from June 2006 onwards and the Company hired an additional Research and Development employee in June of 2006.  There was a decrease in Professional and Consulting fees from $47,710 to $29,574 attributed to a reduction of legal and compliance fees for the period as well as the reduction of requirements for paying consultants to do the technical work on our equipment that our employees can now perform themselves.  There was an decrease in General and Administrative Expenses from $39,970 to $33,774 due principally to the company’s offices being moved to a smaller, less expensive office space.  There was an increase in Depreciation Expenses from $33,602 to $54,831 attributed to the acquisition of additional computer equipment during the period.

The Company had a net loss for the nine months ended June 30, 2007 of ($143,409) as compared to ($258,017) for the nine months ended June 30, 2006, primarily as a consequence of further reduction of costs attributed to our telecommunications network and our operating expenses along with an increase in sales in our domestic market.  The Company had a net loss for the three month period ending June 30, 2007 of ($16,015) compared to ($79,972) for the same period last year.

Plan of Operations and Need for Additional Financing

The Company's plan of operations for most of 2007 and 2008 is to build a subscriber base of retail customers who purchase telecommunications services on a monthly basis, as well as wholesale technology and telecommunications solutions to Tier 1 & Tier 2 telecommunications companies.

Liquidity and Capital Resources

For the year ended September 30, 2006:

The Company used $316,303 in operating activities in 2006 compared to $652,515 in 2005. This change was attributable in large part to the increased expenditures to maintain our telecommunications network and related maintenance of its operation.

The Company used cash in investing activities of $855 compared to $75,450 used in 2005. This change was attributable to the Company's acquisition of telecommunications equipment in order to operate its services in 2005 that were not required to purchase again in 2006.

The Company had net cash provided by financing activities of $408,747 in 2006 compared to $697,917 in 2005. This change was primarily attributable to the receipt of advances from its parent company, United American Corporation.

For the period ending June 30, 2007:

The Company used $102,424 in operating activities for the period ending June 30, 2007 compared to $242,599 for the same period in 2006. This change was attributable in part by a lower net loss for the period, along with an increase in accounts receivable attributed to increased sales to Wholesalers as well as the introduction of the Minority interest of ($32,528) and increase in deferred revenues on hardware sales of $12,122.

The Company used cash in investing activities of $4,618 in 2007 compared to $6,394 used in 2006 for the period ending June 30. This change was attributable to the Company's acquisition of less telecommunications equipment in order to operate its services in the period ending June 30, 2007 than what was required for acquisition for the same period in 2006.

The Company had net cash provided by financing activities of $123,413 for the period ending June 30, 2007 compared to $285,634 for the same period in 2006. This change was primarily attributable to the reduction of cash requirements from our former parent company, United American Corporation to sustain our operations.

In pursuing its business strategy, the Company will require additional cash for operating and investing activities, since the Company’s current level of gross margin is not adequate to cover all of the operating expenses. The Company therefore expects future cash requirements to continue to cover this shortfall. The Company will continue to borrow money from shareholders and related parties to cover this cash shortfall, while looking to reduce costs and increase revenues of its VoIP services.  The Company has sought to borrow money from related parties in order to sustain its operational cash flow needs since we began our registration process in August, 2006.  The Company records a debt to related party upon the receipt of funds from shareholders and officers and repays this loan through monthly payments in order to refund capital and pay interest fees.

The Company has undertaken a registration of shares on form SB-2 for the sale of up to 20,000,000 of its shares of common stock at $0.25 per share. The Company anticipates proceeds of this offering to be approximately $450,568 should the minimum be raised to as high as $4,950,568 should the maximum be raised, after the payment of closing costs of approximately $49,432.

Other than current requirements from our suppliers, and the maintenance of our current level of operating expenses, the company does not have any commitments for capital expenditures or other known or reasonably likely cash requirements.

The company has classified its related party loans on its Balance sheet as at June 30, 2007 of $622,736 as a current liability. These loans were issued as advances to the company to be repaid when the company can raise adequate funds through the sale of equity. The Company has outlined this debt repayment in its “Use of Proceeds” section of the prospectus.

The Company anticipates utilizing these proceeds to continue to pursue and carry out its business plan, which includes marketing programs aimed at the promotion of the Company's services, hiring additional staff to distribute and find additional distribution channels, search for additional companies to bring under the corporate umbrella and enhance the current services the Company is providing, and compliance with Sarbanes - Oxley Section 404."

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations and at September 30, 2006 and 2005 had working capital deficits as noted above. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has been searching for new distribution channels to wholesale their services to provide additional revenues to support their operations.

In addition, the Company entered into a letter of intent with Intelco Communications that can save them operating costs in addition to providing support services. Pursuant to the terms of the Agreement, the Company’s majority-owned subsidiary Teliphone Inc. agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone Inc.’s issued shares to 3901823 Canada Inc. (The owner of Intelco Communcations) in exchange for office rent, use of Intelco’s data center for Teliphone Inc.’s equipment, and use of Intelco’s broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007. As of March 31, 2007, the balance remaining in the prepaid expense for Intelco is $129,277 (CDN$) or $111,967 (US$). The Company intends to negotiate the terms of the agreement post the term ending date of July 31, 2007.

As of October 24, 2007, there has been no subsequent agreement formalized between the Company and Intelco regarding the treatment of the balance of the pre-paid expenses.  From August 1st, 2007, the Company continues to benefit from the delivery of services by Intelco (particularly office rental space) while being debited from the Company’s prepaid expense asset as payment.  There can be no assurance that this arrangement will continue nor that we will be able to continue to receive services under this arrangement.

Management believes that the current situation, specifically, Intelco’s desire to continue to provide us with the delivery of services against the pre-paid expenses even after the formal term of the agreement, is indicative of the intention of the parties to extend the existing agreement in place and to continue until the pre-paid services have been fully delivered.

Should we not be successful in re-negotiating favorable terms with Intelco in the future, the Company’s cash flow requirements from operations will increase by an estimated $6,000 per quarter due to office rent space charges, categorized within General and Administrative Expenses.  Likewise, the balance of pre-paid expenses will be written off of the financial statements as per generally accepted accounting principles since management’s assessment of the recoverability of the prepaid expense balance associated with the arrangement is that the prepaid expenses will not be recoverable should no new agreement be finalized.

Upon the Company becoming a reporting company pursuant to the Securities Exchange Act of 1934, as amended, the Company shall file a Form 8-K within four (4) business days describing any agreement with Intelco and attaching such agreement as an exhibit to the Form 8-K filing.

On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, and majority shareholder of the Company prior to United American Corporation's stock dividend that took place effective October 30, 2006 into 1,699,323 shares of the Company's common stock. In December 2006, the Company issued a resolution to issue the remaining 171 fractional shares related to United American Corporation's spin-off of the corporation and pro-rata distribution of United American Corporation's holding of the Company's common stock to its shareholders. Those shares were issued prior to December 31, 2006 and distributed to shareholders. The $300,000 remaining on the loan has become interest bearing at 12% per annum on August 1, 2006, payable monthly with a maturity date of August 1, 2009. There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues to sustain its operations, thus the company is submitting this registration statement on Form SB-2 to raise additional capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

The Company also holds the possibility of a contingent liability and SEC violation surrounding the distribution of a portion of its shares performed by its former parent company United American Corporation (“UAC”) to its shareholders.  The board of directors of UAC determined to spin off its stock holdings in us. To accomplish the spin off, UAC declared a stock dividend effective in at the end of business on October 30, 2006 for its equity interests in our company, consisting of 1,699,323 shares of our common stock, to UAC’s stockholders on a pro rata basis (with an additional 171 fractional shares distributed in December). The Company has filed a registration statement on Form SB-2 with the intent of complying with safe harbor provisions of Staff Legal Bulletin No. 4. Although the Company and UAC intended to follow steps necessary for reliance on the safe harbor, we failed to follow the appropriate steps. This activity represented a violation of federal securities laws. There is a possibility that the recipients could attempt to rescind their receipt of securities and the Securities and Exchange Commission could find that UAC made a distribution of securities in violation of Section 5. While the rescission of the receipt of securities would not be likely to have an impact on our financial condition as the shares would be returned to UAC, the action could have an adverse impact on the liquidity and prospective market for our shares of common stock.

Critical Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Conditions and Results of Operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 R (As amended) Accounting for Stock-Based Compensation. This statement is a revision of FASB Statement No 123 and supersedes APB Opinion No. 25,Accounting for Stock Issued to Employees, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. For public entities that are not small business issuers, the implementation of this Statement is required as of the beginning of the first interim or annual reporting period after June 15, 2005. For public entities that are small business issuers, the implementation of this Statement, is required as of the beginning of the first interim or annual reporting period after December 18, 2005. Management is required to implement this Statements beginning in fiscal year beginning on January 1, 2006 and they are currently evaluating the impact of implementation of this Statement on the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost to purchase and/or manufacture the inventory or the current estimated market value of the inventory. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and/or our ability to sell the products and production requirements. Demand for the our products can fluctuate significantly. Factors which could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by customers and/or continued weakening of economic conditions. Additionally, our estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. Our estimates are based upon our understanding of historical relationships which can change at anytime.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company's weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

Currency Translation

For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company’s functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the nine months ended June 30, 2007 and 2006, the Company recorded approximately ($9,146) and ($36,641) in transaction gains (losses) as a result of currency translation.

Revenue Recognition

Operating revenues consists of telephony services revenue and customer equipment (which enables the Company's telephony services) and shipping revenue. The point in time at which revenue is recognized is determined in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, and Emerging Issues Task Force Consensus No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) ("EITF No. 01-9"), EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables", and EITF Issue No. 00-14, “Accounting for Certain Sales Incentives”.. When the Company emerged from the development stage with the acquisition of Teliphone Inc. they began to recognize revenue from their VoIP Telephony services when the services were rendered and customer equipment purchased as follows:
VoIP Telephony Services Revenue

The Company realizes VoIP telephony services revenue through sales by two distinct channels; the Retail Channel (Customer purchases their hardware from a Retail Distributor and the Company invoices the customer direct) and the Wholesale Channel (Customer purchases their hardware from the Wholesaler and the Company invoices the Wholesaler for usage by the Wholesaler’s customers collectively).

Substantially all of the Company's operating revenues are telephony services revenue, which is derived primarily from monthly subscription fees that customers are charged under the Company's service plans. The Company also derives telephony services revenue from per minute fees for international calls and for any calling minutes in excess of a customer's monthly plan limits.

Retail Channel

Monthly subscription fees are automatically charged to customers' credit cards in advance and are recognized over the following month when services are provided.

Revenue generated from international calls and from customers exceeding allocated call minutes under limited minute plans is charged to the customer’s credit cards in advanced in small increments and are recognized over the following month when the services are provided.

The Company generates revenues from shipping equipment direct to customers and our re-seller partners. This revenue is considered part of the VoIP service revenues.

The Company does not charge initial activation fees associated with the service contracts in the Retail Channel. The Company generates revenues from disconnect fees associated with early termination of service contracts with Retail Customers. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed.

Prior to March 31, 2007 the Company generally charged a disconnect fee to Retail customers who did not return their customer equipment to the Company upon disconnection of service if the disconnection occurred within the term of the service contract. On April 1, 2007, the Company changed its disconnect policy. Upon cancellation of the service, no disconnection fee is charged and there is no refund issued to the customer for any portion of the unused services as before. The customer’s service termination date becomes the next anniversary date of its billing cycle.

This accounting is consistent with the rules set forth in SAB 104 Section A(4)(a) since there are no rights of returns or refunds that exist for the customer other than a standard 30-day money-back guarantee. In the event of a return within the 30 day guarantee period, the hardware is refunded in its entirety. This accounting is also consistent with FASB Statement 48 on “Revenue Recognition When Right of Return Exists” which allows for equipment revenue to be recognized at the time of sale since there no longer exists a right of return after the 30 day period.

Wholesale Channel

Monthly subscription fees are invoiced to Wholesale customers at the end of the month for the entirety of the services delivered during the month. Revenue for this period is therefore recognized at the time the Wholesaler is billed.

The Company recognizes this revenue utilizing the guidance set forth in EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables". For the Wholesale channel, the activation fee is recognized as deferred revenue, and amortized over the length of the service agreement. If the service is terminated within the term of the service agreement, the deferred revenue is fully amortized. This accounting is consistent with SAB 104 because the up-front fee is not in exchange for products delivered or services performed that represent the culmination of a separate earnings process, and hence the deferral of revenue is appropriate.

There is no disconnection fee associated with a wholesale customer.

The Company generates revenues from shipping equipment direct to wholesale customers. This revenue is considered part of the VoIP service revenues.

Customer Equipment

Retail Channel

For retail sales, the equipment is sold to re-sellers at a subsidized price below that of cost and below that of the retail sales price. The customer purchases the equipment at the retail price from the retailer. The Company recognizes this revenue utilizing the guidance set forth in EITF 00-21, “Revenue Arrangements with Multiple Deliverables” and EITF Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”.

Under a retail agreement, the cost of the equipment is recognized as deferred revenue, and amortized over the length of the service agreement. Upon refund, the deferred revenue is fully amortized.

Customer equipment expense is recorded to direct cost of goods sold when the hardware is initially purchased from our suppliers.

The Company also provides rebates to retail customers who purchase their customer equipment from retailers and satisfy minimum service period requirements.   This minimum service period (e.g. three months) differs from the length of  the service agreement (e.g. twelve months).  These rebates are recorded as a reduction of service revenue over the minimum service period based upon the actual rebate coupons received from customers and whose accounts are in good standing.

Wholesale Channel

For wholesale customers, the equipment is sold to wholesalers at the Company’s cost price plus mark-up. There are no rebates for equipment sold to wholesale customers and the Company does not subsidize their equipment sales. The Company recognizes revenue from sales of equipment to wholesale customers as billed.

Commissions Paid to Retail Distributors

Commissions paid to Retail Distributors are based on the recurring revenues recorded by the company and incurred in the period where the revenue is recognized and paid by the company to the retail Distributor in the following month. These commissions are recorded as cost of sales as they are directly related to the revenue acquired and are not considered a sales and marketing expense. These commissions are payable based on the Distributor’s servicing of the customer on an on-going basis. This accounting is consistent with EITF Issue No. 00-14, “Accounting for Certain Sales Incentives.”

Commissions Paid to Wholesalers

The Company recognizes this revenue utilizing the guidance set forth in EITF Issue 01-9 “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”. The Company is receiving identifiable benefits from the Wholesaler (billing and customer support) in return for the allowance. These benefits are sufficiently separable from the Wholesaler’s purchase of the Company’s hardware and services. The fair value of those benefits can be reasonably estimated and therefore the excess consideration is characterized as a reduction of revenue on the Company’s Statement of Operations.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral.

Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $4,846 at June 30, 2007.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect for years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Investment Tax Credits

The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated $15,396 in investment tax credits as of June 30, 2007.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Advertising Costs

The Company expenses the costs associated with advertising as incurred. Advertising expenses for the three months ended December 31, 2006 and 2005 are included in general and administrative expenses in the condensed consolidated statements of operations.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles

- 3 years, computer equipment - 3 years, and furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005. The Company has adopted the provisions of SFAS 123R for its fiscal year ended September 30, 2006. The adoption of this principle had no effect on the Company's operations.

On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Segment Information

  The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the Company treats these items as one component, therefore has not segregated their business.

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, "Accounting for Certain Hybrid Instruments" ("SFAS 155"). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company has determined that SFAS 155 will not have a material impact on its condensed consolidated financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 is a replacement of APB No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has restated its consolidated financial statements for its prior year due to a correction of an error. The impact of those restatements are noted in Note 11 to these condensed consolidated financial statements.

In September 2006, the FASB issued SFAS 157, "Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company's financial statements.

In February 2007, the FASB issued FAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", ("FAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company's financial statements.

In September 2006, the United States Securities and Exchange Commission ("SEC") issued SAB 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its financial statements.

Description of Property.

The Company's executive offices are currently located at 4150 Ste-Catherine Street West, suite 200, Montreal, PQ, Canada, H3Z 0A1. The 1000 square foot office space is rented at a base rent of $2,500 per month, however this is supplied by Intelco Communication as part of the July 2006 agreement for investment in Teliphone Inc. by Intelco Communications and 3908913 Canada Inc. As a result, from August 1, 2006 to July 31, 2007, The Company will not be required to actually pay the rental fee, as it represents part of the investment by 3908913 and Intelco into Teliphone Inc's working capital requirements. In addition, under agreement with Peer 1 Networks, a data center and co-location facility, we rent 2 cabinets of space for our main telecommunications network equipment located at 1080 Beaver Hall, suite 1512, Montreal, PQ, Canada H2Z 1S2.

Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a minimum of 2,000,000 shares and a maximum of 20,000,000 shares.

Effective April 28, 2005, the Company effected the reverse merger and reorganization with Teliphone Inc., a Canadian company. As OSK Capital II, Corp. was a blank check company 3,426,000 shares will be eligible for resale under rule 144 on April 28, 2006, one year from the date of the merger with OSK although such 3,216,000 are subject to the limitations placed on shares that would be subject to the comments from Kenneth Worm to Richard Wolffe, in particular shares held by affiliates and promoters or their transferees cannot rely on the exemption to registration provided under the provisions of Rule 144.

Holders

As of October 24, 2007 there were one hundred and sixty-nine (169) holders of record of our common stock.

Executive Compensation.

The following table sets forth the information, on an accrual basis, with respect to the compensation of our executive officers for the three years ended September 30, 2006.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

George Metrakos	2006	$52,501							$52,501
CEO, CFO, President &	2005	$48,000							$48,000
Chairman	2004	$4,000							$4,000

Robert Cajolet	2006								$0
Former Director	2005								$0
Resigned Nov. 28, 2006	2004								$0

Employment Agreements

George Metrakos, Chairman, CEO, CFO, Principal Accounting Officer and President

George Metrakos is compensated $52,501 annually by the Company's subsidiary Teliphone Inc. He does not currently receive any compensation from the Company. Effective April 28, 2005, he received 961,538 shares of restricted stock of the corporation when he exchanged his 3.9% ownership holdings of Teliphone Inc. which he held prior to the merger and re-organization. These shares are issued to Metratech Business Solutions Inc., a Canadian company wholly owned by George Metrakos. (His additional holdings of 77,260, also issued to Metratech Business Solutions Inc., were provided through his ownership position in United American Corporation, prior to United American Corporation's spin-off of the Company in October, 2006.)

Effective only once the common stock of the Company is trading over the counter, it has been agreed that George Metrakos will receive 75,000 options on a quarterly basis at a value equivalent to the last 22 trading days stock value. This stock option plan has not been formalized or disclosed as of the date of this filing. It is anticipated that George Metrakos' annual base salary will increase to $120,000 per year. This will be as a combination of salaries as President of the subsidiary Teliphone Inc. and as CEO, CFO, Principal Accounting Officer and Director of the Company.

Robert Cajolet, former Chairman, CEO, CFO, Principal Accounting Officer and President

Robert Cajolet resigned from the Board of Directors and as an officer of the Company on November 28, 2006.  Robert Cajolet holds 1,250,000 shares provided to him within Beverly Hills Trading Corp’s 2,000,000 share holdings.  Robert Cajolet was not compensated monetarily by the Company.

PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. The officers that will be selling the common shares are:

• George Metrakos, President, CEO, CFO and Chairman

At this time we do not have any commitments, agreements or understandings with any broker/dealers nor have we have not entered into negotiations with any broker-dealer to offer or sell the securities for the company. Although we plan to have our officers sell the common shares on a self-underwritten basis, in the event we retain any broker/dealers to assist in the offer and sell of shares of our common stock we will update this prospectus accordingly.

In order to buy shares you must complete and execute the subscription agreement and return it to our escrow agent Joseph I. Emas Esq at 1224 Washington Ave, Miami Beach, Florida 33139. Payment of the purchase price must be made by check payable to the order of "Joseph I. Emas, P.A.: with a memo "to the benefit of Teliphone Corp." The check may be delivered directly to 1224 Washington Ave, Miami Beach, Florida 33139, telephone 305-531-1174, or to us at St-Catherine St. West, Westmount (Montreal), Quebec Canada, H3Z 0A1. Any subscription funds we receive will be delivered to the Escrow Agent by no later than noon of the business day following receipt.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in

Section 3(a)(39) of the Act, at the time of his participation; and,

2.   2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

3.   3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs

(a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are, and will continue to be, our officers and directors at the end of the offering, and have not been, during the last twelve months, and are currently not, broker/dealers or associated with broker/dealers. They have not, nor will not, participate in the sale of securities of any issuer more than once every twelve months. After our registration statement is declared effective by the SEC we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America, and/or offshore. Our officers will offer shares to parties with which they have a pre-existing relationship or parties that are referred to them by parties with which they have a pre-existing relationship. No compensation will be provided to any third party nor will we be advertising or using any form of general solicitation.

Our officers, directors, employees and affiliates may purchase shares offered under this prospectus:

•   no offers were made to our officers, directors, employees and affiliates prior to the filling of the registration statement;

•   subsequent offers will be made only with the prospectus; and

•   no funds have or will be committed or paid by our officers, directors, employees and affiliates prior to effectiveness of the registration statement.

PENNY STOCK RULES / SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses, and subsequently confirms to the customer, current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of, or prior to, the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements. Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, contact the NASD's toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE(S)

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheet as of September 30, 2006	F-2

Consolidated Statements of Operations and Comprehensive Income (Loss)
for the Years Ended September 30, 2006 and 2005	F-3

Consolidated Statement of Changes in Stockholders' Deficit for the
Years Ended September 30, 2006 and 2005	F-4

Consolidated Statements of Cash Flows for the Years Ended
September 30, 2006 and 2005	F-5

Notes to Consolidated Financial Statements	F-6 - F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Teliphone Corp.
(formerly OSK Capital II Corporation)
Montreal, Quebec CANADA

I have audited the accompanying consolidated balance sheet of Teliphone Corp. (formerly OSK Capital II Corporation) (the "Company") as of September 30, 2006 and the related consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the years ended September 30, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. I was not engaged to perform an audit of the Company's internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teliphone Corp. (formerly OSK Capital II Corporation) as of September 30, 2006, and the results of its consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the years ended September 30, 2006 and 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael Pollack CPA
Cherry Hill, NJ
December 8, 2006

TELIPHONE CORPORATION
(FORMERLY OSK CAPITAL II CORPORATION)

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006

ASSETS

US $

Current Assets:
Cash and cash equivalents	$—
Accounts receivable, net	25,712
Investment tax credit receivable	14,676
Inventory	11,034
Prepaid expenses and other current assets	125,279

Total Current Assets	176,701

Fixed assets, net of depreciation	100,707

TOTAL ASSETS	$277,408

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
LIABILITIES

Current Liabilities:
Bank overdraft	$7,667
Deferred revenue	8,290
Related party loans and advances	480,655
Liability for stock to be issued	165,000
Accounts payable and accrued expenses	155,028

Total Current Liabilities	816,640

Total Liabilities	816,640

Minority interest	129,680

STOCKHOLDERS' (DEFICIT)
Common stock, $.001 Par Value; 125,000,000 shares authorized
and 32,893,843 shares issued and outstanding	32,894
Additional paid-in capital	733,816
Accumulated deficit	(1,414,778)
Accumulated other comprehensive income (loss)	(20,844)

Total Stockholders' (Deficit)	(668,912)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$277,408

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

	US$
	2006	2005

OPERATING REVENUES
Revenues	$440,804	$183,253

COST OF REVENUES
Inventory, beginning of period	32,468	25,134
Purchases and cost of VoIP services	433,278	472,963
Inventory, end of period	(11,034)	(32,468)

Total Cost of Revenues	454,712	465,629

GROSS (LOSS)	(13,908)	(282,376)

OPERATING EXPENSES
Selling and promotion	16,960	130,924
Administrative wages	31,250	11,875
Research and development wages	120,531	116,896
Professional and consulting fees	278,429	67,169
Other general and administrative expenses	146,026	47,228
Depreciation	62,664	23,551

Total Operating Expenses	655,860	397,643

LOSS BEFORE OTHER INCOME (EXPENSE)	(669,768)	(680,019)
OTHER INCOME (EXPENSE)
Loss on disposal of fixed assets	(1,654)	—
Interest expense	(22,436)	(11,371)

Total Other Income (Expense)	(24,090)	(11,371)

NET LOSS BEFORE MINORITY INTEREST AND
PROVISION FOR INCOME TAXES	(693,858)	(691,390)
Minority interest	25,484	—

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(668,374)	(691,390)
Provision for Income Taxes	—	—

NET LOSS APPLICABLE TO COMMON SHARES	$(668,374)	$(691,390)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.02)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	31,287,254	28,560,882

COMPREHENSIVE INCOME (LOSS)
Net loss	$(668,374)	$(691,390)
Other comprehensive income (loss)
Currency translation adjustments	(63,351)	44,197

Comprehensive income (loss)	$(731,725)	$(647,193)

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT)
FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

	US$
	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehenisve
	Shares	Amount	Capital	Deficit	Income (Loss)	Total

Balance September 30, 2004	27,010,000	$27,010	$(26,931)	$(29,530)	$(1,690)	$(31,141)

Recapitalization	3,416,000	3,416	(15,875)	—	—	(12,459)

Common stock issued in conversion of	663,520	664	331,096	—	—	331,760
debentures

Net loss for the year, as previously	—	—	—	(691,390)	(38,153)	(729,543)
reported

Prior period adjustment	—	—	—	—	82,350	82,350

Net loss for the year, as restated	—	—	—	(691,390)	44,197	(647,193)

Balance September 30, 2005	31,089,520	31,090	288,290	(720,920)	42,507	(359,033)

Common stock issued for services	105,000	105	26,145	—	—	26,250

Common stock issued in conversion	1,699,323	1,699	419,381	—	—	421,080
of debt

Net loss for the year	—	—	—	(693,858)	(63,351)	(757,209)

	32,893,843	$32,894	$733,816	$(1,414,778)	$(20,844)	$(668,912)

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

	US$
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(668,374)	$(691,390)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	62,664	23,551
Common stock issued for services	26,250	—
Loss on disposal of fixed assets	1,654	—
Provision for bad debts	(2,645)	7,264
Changes in assets and liabilities
(Increase) decrease in accounts receivable	39,996	(64,067)
(Increase) decrease in investment tax credit receivable	1,826	(16,502)
(Increase) decrease in inventory	21,434	(7,334)
(Increase) decrease in prepaid expenses and other current assets	21,705	(22,621)
Increase in deferred revenues	8,290	—
Increase in liability for stock to be issued	165,000	—
Increase in accounts payable and
and accrued expenses	5,897	118,584

Total adjustments	352,071	38,875

Net cash (used in) operating activities	(316,303)	(652,515)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of fixed assets	(855)	(75,450)

Net cash (used in) investing activities	(855)	(75,450)

CASH FLOWS FROM FINANCING ACTIVITES
Increase in bank overdraft	523	7,144
Proceeds from loan payable	—	4,374
Proceeds from loan payable - related parties, net	408,224	354,639
Proceeds from convertible debentures	—	331,760

Net cash provided by financing activities	408,747	697,917

Effect of foreign currencies	(91,589)	30,048

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	—	—

CASH AND CASH EQUIVALENTS -
BEGINNING OF YEAR	—	—

CASH AND CASH EQUIVALENTS - END OF YEAR	$—	$—

CASH PAID DURING THE YEAR FOR:
Interest expense	$11,993	$10,345

SUPPLEMENTAL NONCASH INFORMATION:

Equipment acquired from related party loan payable	$—	$104,500

Conversion of debentures into shares of common stock	$—	$331,760

Conversion of related party debt into shares of common stock	$421,080	$—

Prepaid expenses for investment in Telephone, Inc., net	$124,363	$—

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

Teilphone Corp. (formerly OSK Capital II Corporation) (the "Company") was incorporated in the State of Nevada on March 2, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company.

Teliphone, Inc. was founded by its original parent company, United American Corporation, a publicly traded Florida Corporation, in order to develop a Voice-over-Internet-Protocol (VoIP) network which enables users to connect an electronic device to their internet connection at the home or office which permits them to make telephone calls to any destination phone number anywhere in the world. VoIP is currently growing in scale significantly in North America.. Industry experts predict the VoIP offering to be one of the fastest growing sectors from now until 2009. This innovative new approach to telecommunications has the benefit of drastically reducing the cost of making these calls as the distances are covered over the Internet instead of over dedicated lines such as traditional telephony.

Prior to its acquisition by the Company, Teliphone Inc. had grown primarily in the Province of Quebec, Canada through the sale of its product offering in retail stores and over the internet. For this distribution channel, the Company typically pays a 25% commission to the distributor who shares this with the re-seller.

In addition to the retail services provided, Teliphone Inc. also sells to wholesalers. Wholesalers typically receive approximately a 35% commission on such sales, however, the wholesaler re-bills these services to their customers and provide the necessary customer support to their customers directly. This sector has grown this year for the Company and the Company will look to add further distribution channels to other sectors of the world, commencing with India in fiscal year 2007.

On August 21, 2006, OSK Capital II Corporation formerly changed its name to Teliphone Corp.

As discussed in Note 11, the consolidated financial statements for the year ended September 30, 2005 have been restated to correct an error in the accumulated other comprehensive income (loss) with respect to the calculation of the foreign currency gains and losses, as well as to correct the accounting treatment for the recapitalization that occurred April 28, 2005.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION CONTINUED)

Going Concern

As shown in the accompanying consolidated financial statements the Company has incurred recurring losses of $668,374 and $691,390 for the years ended September 30, 2006 and 2005, and has a working capital deficiency of $639,939 as of September 30, 2006. The Company has been searching for new distribution channels to wholesale their services to provide additional revenues to support their operations. In addition, the Company entered into a letter of intent with Intelco Communications that can save them operating costs in addition to providing support services; however, this has not had an impact on the current year operations. The Company successfully reduced approximately $400,000 of related party debt as this was converted into additional shares of the Company's stock in August 2006. There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues to sustain its operations, however the Company has recently submitted a registration statement of Form SB-2 to raise additional capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

Management believes that the Company's capital requirements will depend on many factors. These factors include the increase in sales through existing channels as well as Teliphone's ability to continue to expand its distribution points and leveraging its technology into the commercial small business segments. Teliphone's strategic relationships with telecommunications interconnection companies, internet service providers and retail sales outlets has permitted the Company to achieve consistent monthly growth in acquisition of new customers. Additionally, the Company sold approximately 25% of Teliphone to the parent company of Intelco Communications which will bring further opportunity and working capital to the Company.

The Company will look to further develop its existing relationship with its wholesaler in India in order to take advantage of the strong growth in demand for its VoIP products worldwide.

In the near term, the Company will look to complete the registration process to effectiveness and completes its offering. The Company's ability to continue as a going concern for a reasonable period is dependent upon management's ability to raise additional interim capital and, ultimately, achieve profitable operations. There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. All minority interests have been reflected herein.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Inventory

Inventory is valued at the lower of cost or market determined on a first-in-first-out basis. Inventory consisted only of finished goods.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments. For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company's weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

Currency Translation

For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company's functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the years ended September 30, 2006 and 2005, the Company recorded approximately ($63,351) and $44,197 in transaction gains (losses) as a result of currency translation.

Research and Development

The Company annually incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.

Revenue Recognition

Operating revenues consists of telephony services revenue and customer equipment (which enables the Company's telephony services) and shipping revenue. The point in time at which revenue is recognized is determined in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, and Emerging Issues Task Force Consensus No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) ("EITF No. 01-9"), EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables", and EITF Issue No. 00-14, “Accounting for Certain Sales Incentives”.. When the Company emerged from the development stage with the acquisition of Teliphone Inc. they began to recognize revenue from their VoIP Telephony services when the services were rendered and customer equipment purchased as follows:

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

VoIP Telephony Services Revenue

The Company realizes VoIP telephony services revenue through sales by two distinct channels; the Retail Channel (Customer purchases their hardware from a Retail Distributor and the Company invoices the customer direct) and the Wholesale Channel (Customer purchases their hardware from the Wholesaler and the Company invoices the Wholesaler for usage by the Wholesaler’s customers collectively).

Substantially all of the Company's operating revenues are telephony services revenue, which is derived primarily from monthly subscription fees that customers are charged under the Company's service plans. The Company also derives telephony services revenue from per minute fees for international calls and for any calling minutes in excess of a customer's monthly plan limits.

Retail Channel

Monthly subscription fees are automatically charged to customers' credit cards in advance and are recognized over the following month when services are provided.

Revenue generated from international calls and from customers exceeding allocated call minutes under limited minute plans is charged to the customer’s credit cards in advanced in small increments and are recognized over the following month when the services are provided.

The Company generates revenues from shipping equipment direct to customers and our re-seller partners. This revenue is considered part of the VoIP service revenues.

The Company does not charge initial activation fees associated with the service contracts in the Retail Channel. The Company generates revenues from disconnect fees associated with early termination of service contracts with Retail Customers. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed.

Prior to March 31, 2007 the Company generally charged a disconnect fee to Retail customers who did not return their customer equipment to the Company upon disconnection of service if the disconnection occurred within the term of the service contract. On April 1, 2007, the Company changed its disconnect policy. Upon cancellation of the service, no disconnection fee is charged and there is no refund issued to the customer for any portion of the unused services as before. The customer’s service termination date becomes the next anniversary date of its billing cycle.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

This accounting is consistent with the rules set forth in SAB 104 Section A(4)(a) since there are no rights of returns or refunds that exist for the customer other than a standard 30-day money-back guarantee. In the event of a return within the 30 day guarantee period, the hardware is refunded in its entirety. This accounting is also consistent with FASB Statement 48 on “Revenue Recognition When Right of Return Exists” which allows for equipment revenue to be recognized at the time of sale since there no longer exists a right of return after the 30 day period.

Wholesale Channel

Monthly subscription fees are invoiced to Wholesale customers at the end of the month for the entirety of the services delivered during the month. Revenue for this period is therefore recognized at the time the Wholesaler is billed.

The Company recognizes this revenue utilizing the guidance set forth in EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables". For the Wholesale channel, the activation fee is recognized as deferred revenue, and amortized over the length of the service agreement. If the service is terminated within the term of the service agreement, the deferred revenue is fully amortized. This accounting is consistent with SAB 104 because the up-front fee is not in exchange for products delivered or services performed that represent the culmination of a separate earnings process, and hence the deferral of revenue is appropriate.

There is no disconnection fee associated with a wholesale customer.

The Company generates revenues from shipping equipment direct to wholesale customers. This revenue is considered part of the VoIP service revenues.

Customer Equipment

Retail Channel

For retail sales, the equipment is sold to re-sellers at a subsidized price below that of cost and below that of the retail sales price. The customer purchases the equipment at the retail price from the retailer. The Company recognizes this revenue utilizing the guidance set forth in EITF 00-21, “Revenue Arrangements with Multiple Deliverables” and EITF Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

Under a retail agreement, the cost of the equipment is recognized as deferred revenue, and amortized over the length of the service agreement. Upon refund, the deferred revenue is fully amortized.

Customer equipment expense is recorded to direct cost of goods sold when the hardware is initially purchased from our suppliers.

The Company also provides rebates to retail customers who purchase their customer equipment from retailers and satisfy minimum service period requirements.   This minimum service period (e.g. three months) differs from the length of  the service agreement (e.g. twelve months).  These rebates are recorded as a reduction of service revenue over the minimum service period based upon the actual rebate coupons received from customers and whose accounts are in good standing.

Wholesale Channel

For wholesale customers, the equipment is sold to wholesalers at the Company’s cost price plus mark-up. There are no rebates for equipment sold to wholesale customers and the Company does not subsidize their equipment sales. The Company recognizes revenue from sales of equipment to wholesale customers as billed.

Commissions Paid to Retail Distributors

Commissions paid to Retail Distributors are based on the recurring revenues recorded by the company and incurred in the period where the revenue is recognized and paid by the company to the retail Distributor in the following month. These commissions are recorded as cost of sales as they are directly related to the revenue acquired and are not considered a sales and marketing expense. These commissions are payable based on the Distributor’s servicing of the customer on an on-going basis. This accounting is consistent with EITF Issue No. 00-14, “Accounting for Certain Sales Incentives”.

Commissions Paid to Wholesalers

The Company recognizes this revenue utilizing the guidance set forth in EITF Issue 01-9 “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”. The Company is receiving identifiable benefits from the Wholesaler (billing and customer support) in return for the allowance. These benefits are sufficiently separable from the Wholesaler’s purchase of the Company’s hardware and services. The fair value of those benefits can be reasonably estimated and therefore the excess consideration is characterized as a reduction of revenue on the Company’s Statement of Operations.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral.

Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $4,619 at September 30, 2006.

Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Investment Tax Credits

The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated $14,676 in investment tax credits as of September 30, 2006.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below).

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Convertible Instruments (continued)

Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company's common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Advertising Costs

The Company expenses the costs associated with advertising as incurred. Advertising expenses for the years ended September 30, 2006 and 2005 are included in general and administrative expenses in the consolidated statements of operations.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles - 3 years, computer equipment - 3 years, and furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

(Loss) Per Share of Common Stock

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted

EPS:

	September 30, 2006	September 30, 2005

Net loss	$(668,374)	$(691,390)

Weighted-average common shares
Outstanding (Basic)	31,287,254	28,560,882

Weighted-average common stock
Equivalents
Stock options	—	—
Warrants	—	—

Weighted-average common shares
Outstanding (Diluted)	31,287,254	28,560,882

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)

The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005. The Company has adopted the provisions of SFAS 123R for its fiscal year ended September 30, 2006. The adoption of this principle had no effect on the Company's operations.

On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Segment Information

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company's subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the Company treats these items as one component, therefore has not segregated their business.

Reclassifications

The Company has reclassified certain amounts in their consolidated statement of operations for the year ended September 30, 2005 to conform with the September 30, 2006 presentation. These reclassifications had no effect on the net loss for the year ended September 30, 2005.

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, "Accounting for Certain Hybrid Instruments" ("SFAS 155"). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company has determined that SFAS 155 will not have a material impact on its condensed consolidated financial statements.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 is a replacement of APB No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has restated its consolidated financial statements for its prior year due to a correction of an error. The impact of those restatements are noted in Note 11 to these condensed consolidated financial statements.

In September 2006, the FASB issued SFAS 157, "Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company's financial statements.

In February 2007, the FASB issued FAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", ("FAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company's financial statements.

In September 2006, the United States Securities and Exchange Commission ("SEC") issued SAB 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its financial statements.

NOTE 3- FIXED ASSETS

Fixed assets as of September 30, 2006 were as follows:

	Estimated Useful Lives (Years)

Furniture and fixtures	5	$1,196
Computer equipment	3	165,560
Vehicles	5	22,557

		189,313
Less: accumulated depreciation		88,606
Property and equipment, net		$100,707

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

There was $62,664 and $23,551 charged to operations for depreciation expense for the years ended September 30, 2006 and 2005, respectively.

The Company had acquired assets of a related entity in April 2005, United American Corporation that related to United American Corporation's use of the Company's VoIP services. These assets, included in fixed assets amounted to $104,500.

NOTE 4- RELATED PARTY LOANS

On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, and majority shareholder of the Company prior to United American Corporation's stock dividend that took place effective October 30, 2006 into 1,699,323 shares of the Company's common stock. In December 2006, the Company issued a resolution to issue the remaining 171 fractional shares related to this transaction. Those shares are anticipated to be issued prior to December 31, 2006. The $300,000 remaining on the loan has become interest bearing at 12% per annum, payable monthly with a maturity date of August 1, 2009. Interest for the year ended September 30, 2006 and accrued at September 30, 2006 is $6,000 on this loan.

In addition, there are approximately $41,297 of non-interest bearing advances that were incurred in August and September 2006 from United American Corporation. These advances were provided for cash flow purposes for the Company to sustain its operations.

The Company has also been advanced various amounts from related parties whom are either officers, shareholders or entities under control by an officer or shareholder. These amounts bear interest at interest rates ranging between 5% and 7% per annum as follows:

As of September 30, 2006, the Company has $29,211 outstanding with an officer, with interest expense and accrued interest on that amount of $3,180 as of and for the year ended September 30, 2006. There were no amounts outstanding during the year ended September 30, 2005. As the amount is due on demand, the Company has classified the loan as a current liability.

As of September 30, 2006, the Company has $35,887 outstanding with shareholders. There is no accrued interest for these amounts, and interest expense for the years ended September 30, 2006 and 2005 were approximately $1,800, respectively. As the amounts are due on demand, the Company has classified them as current liabilities.

As of September 30, 2006, the Company has $7,158 outstanding with a company controlled by an officer of the Company with interest expense and accrued interest on that amount of $795 as of and for the year ended September 30, 2006. There were no amounts outstanding during the year ended September 30, 2005. As the amounts are due on demand, the Company has classified them as current liabilities.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 4- RELATED PARTY LOANS (CONTINUED)

As of September 30, 2006, the Company has $44,735 outstanding with a company controlled by an officer of the Company with interest expense of $10,721 for the year ended September 30, 2006. There is no interest accrued as of September 30, 2006. There were no amounts outstanding during the year ended September 30, 2005. As the amounts are due on demand, the Company has classified them as current liabilities.

Teliphone, Inc. a majority owned subsidiary of the Company, as part of the agreement they entered into with Intelco Communications and Intelco Communication's parent, 3901823 Canada Inc., was extended $25,000 (CDN$), $22,368 (US$) from the $75,000 (CDN$) line of credit extended to them by Intelco Communications. This amount remains outstanding as of September 30, 2006. The Company received this amount per the letter of intent between the parties on July 14, 2006. The Company has until December 31, 2006 to repay this amount. Should payment not be made, default provisions in the agreement would be enforced, which include but are not limited to, 3901823 Canada, Inc. maintaining control of the Company's current assets including its cash and accounts receivable, and control of the Company's capital assets and any intellectual property owned by the Company. The Company anticipates repayment of this amount, and a renegotiation of the terms of the letter of intent into a new agreement prior to December 31, 2006. (See Note 7).

NOTE 5- CONVERTIBLE DEBENTURES

On August 11, 2005, the Company entered into 10% Convertible Debentures (the "Debentures") with various individuals. The Debentures had a maturity date of August 11, 2008, and incurred interest at a rate of 10% per annum.

The Debentures can either be paid to the holders on August 11, 2008 or converted at the holders' option any time up to maturity at a conversion price equal to eighty percent (80%) of the average closing price of the common stock as listed on a Principal Market for the five (5) trading days immediately proceeding the conversion date. If the common stock is not traded on a Principal Market, the conversion price shall mean the closing bid price as furnished by the National Association of Securities Dealers, Inc. The holder agrees that it shall not convert the Debentures prior to August 12, 2005, if on a conversion date the closing price of the common stock on any of the five (5) trading days immediately proceeding the applicable conversion date id $.50 per share or less. The Company's stock was not trading on a Principal Market as of August 12, 2005, and therefore the holders all converted their debentures at $.50 per share. The total Debentures issued by the Company was $331,760 and the Company issued 663,520 shares of common stock in conversion of the debentures. The convertible debentures met the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company's common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. There was no derivative liability recognized due to the conversion of the debenture into shares of common stock at the time the debenture agreement was entered into.

The embedded derivative did not qualify as a fair value or cash flow hedge under SFAS No. 133.

There was no interest charged due to the debentures being converted immediately.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 6- COMMITMENTS

The Company has entered into a distribution agreement with one of its distributors in March 2006 for a period of five-years. The distribution agreement stipulates that the Company must pay up to 25% commissions on all new business generated by the distributor. This distributor controls the areas of Quebec and Ontario in Canada. The agreement does not stipulate any minimum commissions due the distributor, only that the distributor is paid monthly on its business generated. The Company is current with its commissions to the distributor.

On August 23, 2005, Teliphone, Inc. entered into a marketing and distribution rights with Podar Infotech Ltd. The five year renewable agreement grants Podar the exclusive marketing and distribution rights for the Company's products and services for India, China, Sri Lanka, Russia and UAE for which the Company will receive contractually agreed payments. No payments have been made or accrued as of September 30, 2006. Company senior management and officers are in process of finalizing amendments to this agreement and anticipate the commencement of Podar's distribution channel to bring revenues into the Company by its second fiscal quarter of 2007. Upon services being provided by the Company, commissions will be paid to Podar.

Teliphone, Inc. had entered into a lease agreement for its offices, which was to expire on July 31, 2010. The Company was to pay approximately $50,835 per year, however, on August 1, 2006, vacated the premises of the office for which the rent was due. The Company on September 30, 2006 entered into a Termination Agreement with the landlord to pay $11,522 to satisfy all obligations under this lease agreement.

Currently, the corporate headquarters is leasing space with Intelco Communications, a minority owner of Teliphone, Inc.. Rent for the first year as well as use of Intelco's data center for Teliphone's equipment, and use of Intelco's broadband telephony network is provided to Teliphone in consideration for the 35 shares of Teliphone Inc. stock Intelco's parent company 3901823 Canada, Inc. received. (See Note 7).

On December 7, 2005, the Company entered into, in conjunction with United American Corporation, a related party, a Customer and Asset Acquisition and Software Licensing Agreement with Iphonia, Inc., a Quebec corporation.

The Agreement requires transfer of Iphonia Inc.'s. clients and services to the Company along with the sale of various telecommunications equipment. There is no timeframe for actual commencement of this Agreement. As of September 30, 2006, the Company and Iphonia are renegotiating the significant terms of the Agreement. However, the Company has provided the necessary support services that Iphonia requires in order to satisfy the needs of Iphonia's clients. The Company has not accrued any amounts due from Iphonia until the Agreement is finalized. The amounts are estimated at $2,000 at September 30, 2006, however, the Company has allowed for the entire amount due to the uncertainty of the completion of the Agreement.

United American Corporation will no longer be a party to this agreement.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 7- AGREEMENT - INTELCO COMMUNICATIONS

Teliphone Inc., ("Teliphone") a majority-owned subsidiary of the Company, 3901823 Canada Inc., the holding company of Intelco Communications ("3901823"), and Intelco Communications ("Intelco Communications") entered into an agreement (the "Agreement") on July 14, 2006. Pursuant to the terms of the Agreement, Teliphone agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone's issued shares to 3901823 in exchange for office rent, use of Intelco's data center for Teliphone's equipment, and use of Intelco's broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007, a line of credit of $75,000 (CDN$), of which $25,000 (CDN$) was already drawn upon in July 2006.

Teliphone also agreed to make available to the customers of Intelco Communications certain proprietary software for broadband telephony use. In lieu of receiving cash for the licensing of this software, Teliphone will apply $1 per customer per month at a minimum of $5,000 per month. Following a twelve month period, Intelco Communications will receive additional shares of class A voting common stock of Teliphone for the difference in the value between $144,000 and the total payments credited back to Teliphone. The maximum amount of additional shares that can be issued to Intelco Communications after the twelve month period is an additional 8.34% of Teliphone's issued and outstanding shares. In the event that the total payments credited back to Teliphone exceeds $144,000, Intelco Communications will not be entitled to the issuance of any additional shares of Teliphone common stock.

Teliphone will treat this transaction as an investment under the equity method of accounting, since the shares of Teliphone being issued to 3901823 Canada, Inc. represent approximately 25% of the ownership of Teliphone. This percentage falls between 20% and 50%. Additionally, Teliphone will still control the operating and financial decisions. This treatment is consistent with FASB 115 and APB 18.

The amounts drawn under the line of credit will be recorded as liabilities, the value of the utilization of the network, savings on office rent and use of equipment is the value of the investment equal to the number of shares issued by Teliphone.

Teliphone has until December 31, 2006 to repay this amount. Should payment not be made, default provisions in the agreement would be enforced, which include but are not limited to, 3901823 Canada, Inc. maintaining control of Teliphone's current assets including its cash and accounts receivable, and control of Teliphone's capital assets and any intellectual property owned by Teliphone. The Company anticipates repayment of this amount, and a renegotiation of the terms of the letter of intent into a new agreement prior to December 31, 2006.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 8- STOCKHOLDERS' DEFICIT

Common Stock

As of September 30, 2006, the Company has 125,000,000 shares of common stock authorized with a par value of $.001.
The Company has 32,893,843 shares issued and outstanding as of September 30, 2006.

On September 30, 2004, the Company had 3,216,000 shares issued and outstanding. On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc. Thus the Company had 30,426,000 shares issued and outstanding.

On August 31, 2005, the Company issued 663,520 shares of common stock in conversion of the Company's convertible debentures in the amount of $331,760.

On August 22, 2006, the Company issued 1,699,323 shares of common stock to United American Corporation in conversion of related party debt in the amount of $421,080 (see Note 4). An additional 171 fractional shares will be issued in December 2006, and have been reflected as a liability for stock to be issued at September 30, 2006.

On August 22, 2006, the Company issued 105,000 shares of common stock for consulting services. These services have been valued at $0.25 per share, the price at which the Company's offering will be. The value of $26,250 is reflected in the consolidated statement of operation for the year ended September 30, 2006.

At September 30, 2006, the Company has recorded a liability for stock to be issued in the amount of $165,000, which represents, 660,000 shares of common stock that have been authorized to be issued for consulting services that occurred during the year ended September 30, 2006. The Company anticipates issuance of these shares to occur by December 31, 2006. The Company used the $0.25 price for valuation purposes.

NOTE 9- PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 9- PROVISION FOR INCOME TAXES (CONTINUED)

At September 30, 2006, deferred tax assets consist of the following:

Net operating losses	$481,025

Valuation allowance	(481,025)
$-

At September 30, 2006, the Company had a net operating loss carryforward in the approximate amount of $1,414,778, available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company's effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended September 30, 2006 and 2005 is summarized as follows:

	2006	2005

Federal statutory rate	(34.0)%	(34.0)%

State income taxes, net of federal benefits	3.3	3.3

Valuation allowance	30.7	30.7
	0%	0%

NOTE 10- SUBSEQUENT EVENTS

At September 30, 2006, the Company has recorded a liability for stock to be issued in the amount of $165,000, which represents, 660,000 shares of common stock that have been authorized to be issued for consulting services that occurred during the year ended September 30, 2006. The Company anticipates issuance of these shares to occur by December 31, 2006. The Company used the $0.25 price for valuation purposes.

The Company on September 30, 2006 entered into a Termination Agreement with its former landlord to pay $11,522 to satisfy all obligations under their lease agreement. This amount has been paid in October 2006.

The Company entered into a capital lease for the purchase of computer equipment in the amount of $29,926 (CN$), approximately $27,000 (US$) on November 8, 2006 for a period of two-years.

TELIPHONE CORP
 (FORMERLY OSK CAPITAL II CORPORATION)

NOTES TO CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
SEPTEMBER 30, 2006 AND 2005

NOTE 11- RESTATEMENT OF PRIOR FINANCIAL STATEMENTS

The consolidated financial statements for the year ended September 30, 2005 have been restated to correct an error in the accumulated other comprehensive income (loss) with respect to the calculation of the foreign currency gains and losses, as well as to correct the accounting treatment for the recapitalization that occurred April 28, 2005.

The restatement adjusted the following line items:

Additional paid in capital, previously reported	$370,640

Adjustment in recapitalization	(82,350)

Additional paid in capital, as restated	$288,290

Other comprehensive income (loss), previously reported	$(76,484)

Adjustment in recapitalization	82,350
Other comprehensive income (loss), as restated	$5,866

The consolidated financial statements for the year ended September 30, 2006 have been restated to reflect updates in the Company’s revenue recognition policy. There are no changes to the Balance Sheet, Income Statement, Statement of Cash Flow or Statement of Shareholder’s Equity as a result.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet as of June 30, 2007	F-28

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Nine and
Three Months Ended June 30, 2007 and 2006	F-29

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2007 and 2006	F-30

Notes to Condensed Consolidated Financial Statements	F-31 - F-50

TELIPHONE CORP
CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2007
(UNAUDITED)

US$
ASSETS
Current Assets:
Cash and cash equivalents	$14,256
Accounts receivable, net	42,695
Investment tax credit receivable	15,396
Inventory	8,069
Prepaid expenses and other current assets	116,637

Total Current Assets	197,053

Fixed assets, net of depreciation	52,349

TOTAL ASSETS	$249,402

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current Liabilities:
Deferred revenue	$21,604
Related party loans and advances	622,736
Accounts payable and accrued expenses	164,475

Total Current Liabilities	808,815

Total Liabilities	808,815

Minority interest	97,153

STOCKHOLDERS' (DEFICIT)
Common stock, $.001 Par Value; 125,000,000 shares authorized
and 33,554,014 shares issued and outstanding	33,554
Additional paid-in capital	898,156
Accumulated deficit	(1,558,186)
Accumulated other comprehensive income (loss)	(30,090)

Total Stockholders' (Deficit)	(656,566)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$249,402

The accompanying notes are an integral part of the condensed consolidated financial statements.

FOR THE NINE AND THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)

	US $		US $
	NINE MONTHS ENDED		THREE MONTHS ENDED
	JUNE 30,		JUNE 30,
	2007	2006	2007	2006

OPERATING REVENUES
Revenues	$474,145	$290,723	$183,630	$95,994

COST OF SALES
Inventory, beginning of period	11,034	32,468	10,996	20,014
Purchases and cost of VoIP services	348,058	279,470	121,417	85,083
Inventory, end of period	(8,069)	(15,862)	(8,069)	(15,862)
Total Cost of Sales	351,023	296,076	124,344	89,235

GROSS PROFIT (LOSS)	123,122	(5,353)	59,286	6,759

OPERATING EXPENSES
Selling and promotion	9,426	24,416	2,713	5,601
Professional and consulting fees	29,574	47,710	5,283	8,480
Salaries and wage levies	128,947	104,664	21,296	46,809
Other general and administrative expenses	33,774	39,970	10,978	11,432
Depreciation	54,831	33,602	16,893	12,364
Total Operating Expenses	256,552	250,362	57,163	84,686

GAIN (LOSS) BEFORE OTHER INCOME	(133,430)	(255,715)	2,123	(77,927)

OTHER INCOME (EXPENSE)
Loss on disposal of assets	-	(1,654)	-	(1,654)
Interest expense	(42,506)	(648)	(18,675)	(391)
Total Other Income (Expense)	(42,506)	(2,302)	(18,675)	(2,045)

NET LOSS BEFORE MINORITY INTEREST AND
PROVISION FOR INCOME TAXES	(175,936)	(258,017)	(16,552)	(79,972)
Minority interest	32,527	-	537	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(143,409)	(258,017)	(16,015)	(79,972)
Provision for Income Taxes	-	-	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(143,409)	$(258,017)	$(16,015)	$(79,972)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.00)	$(0.01)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	33,394,453	31,089,520	33,554,014	31,089,520

COMPREHENSIVE INCOME (LOSS)
Net loss	$(143,409)	$(258,017)	$(16,015)	$(79,972)
Other comprehensive income (loss)
Currency translation adjustments	(9,146)	(36,641)	(8,093)	(36,394)

Comprehensive income (loss)	$(152,555)	$(294,658)	$(24,108)	$(116,366)

The accompanying notes are an integral part of the condensed consolidated financial statements.

TELIPHONE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)

	US$
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(143,409)	$(258,017)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	54,831	33,602
Loss on dispoosal of assets	-	1,654
Minority interest	(32,528)	-

Changes in assets and liabilities
(Increase) decrease in accounts receivable	(15,721)	37,293
(Increase) in investment tax credit receivable	-	(689)
Decrease in inventory	3,327	16,606
Decrease in prepaid expenses and other current assets	15,806	12,479
Increase in deferred revenue	12,122	-
Increase (decrease) in accounts payable and
and accrued expenses	3,148	(85,527)
Total adjustments	40,985	15,418

Net cash (used in) operating activities	(102,424)	(242,599)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of fixed assets	(4,618)	(6,394)

Net cash (used in) investing activities	(4,618)	(6,394)

CASH FLOWS FROM FINANCING ACTIVITES
(Decrease) in bank overdraft	(7,554)	(4,452)
Proceeds from loan payable, net	-	52,554
Proceeds from loan payable - related parties, net	130,967	237,532

Net cash provided by financing activities	123,413	285,634

Effect of foreign currency translation	(2,115)	(36,641)

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	14,256	-

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$14,256	$-

CASH PAID DURING THE PERIOD FOR:
Interest expense	$15,506	$6,753

SUPPLEMENTAL NONCASH INFORMATION:

Common stock issued for liability for stock to be issued	$165,000	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS
JUNE 30, 2007 AND 2006

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual consolidated statements and notes.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these condensed consolidated financial statements be read in conjunction with the September 30, 2006 audited financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Teilphone Corp. (formerly OSK Capital II Corporation) (the “Company”) was incorporated in the State of Nevada on March 2, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Effective April 28, 2005, the Company achieved its objectives with the reverse merger and reorganization with Teliphone Inc., a Canadian company.

Teliphone, Inc. was founded by its original parent company, United American Corporation, a publicly traded Florida Corporation, in order to develop a Voice-over-Internet-Protocol (VoIP) network which enables users to connect an electronic device to their internet connection at the home or office which permits them to make telephone calls to any destination phone number anywhere in the world. VoIP is currently growing in scale significantly in North America.. Industry experts predict the VoIP offering to be one of the fastest growing sectors from now until 2009. This innovative new approach to telecommunications has the benefit of drastically reducing the cost of making these calls as the distances are covered over the Internet instead of over dedicated lines such as traditional telephony.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION CONTINUED)

Prior to its acquisition by the Company, Teliphone Inc. had grown primarily in the Province of Quebec, Canada through the sale of its product offering in retail stores and over the internet.  For this distribution channel, the Company typically pays a 25% commission to the distributor who shares this with the re-seller.

In addition to the retail services provided, Teliphone Inc. also sells to wholesalers. Wholesalers typically receive approximately a 35% commission on such sales, however, the wholesaler re-bills these services to their customers and provide the necessary customer support to their customers directly. This sector has grown this year for the Company and the Company will look to add further distribution channels to other sectors of the world, commencing with India in fiscal year 2007.

On August 21, 2006, OSK Capital II Corporation formerly changed its name to Teliphone Corp.

Going Concern

As shown in the accompanying condensed consolidated financial statements the Company has incurred recurring losses of $143,409 and $258,017 for the nine months ended June 30, 2007 and 2006, and has a working capital deficiency of $611,762 as of June 30, 2007..  The Company has been searching for new distribution channels to wholesale their services to provide additional revenues to support their operations. In addition, the Company entered into a letter of intent with Intelco Communications that can save them operating costs in addition to providing support services; however, this has not had an impact on the current year operations. The Company successfully reduced approximately $400,000 of related party debt as this was converted into additional shares of the Company’s stock in August 2006. There is no guarantee that the Company will be able to raise additional capital or generate the increase in revenues to sustain its operations, however the Company has recently submitted a registration statement of Form SB-2 to raise additional capital.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION CONTINUED)

Going Concern (Continued)

Management believes that the Company’s capital requirements will depend on many factors. These factors include the increase in sales through existing channels as well as the Company’s subsidiary Teliphone Inc.’s ability to continue to expand its distribution points and leveraging its technology into the commercial small business segments. The Company’s subsidiary Teliphone Inc.’s strategic relationships with telecommunications interconnection companies, internet service providers and retail sales outlets has permitted the Company to achieve consistent monthly growth in acquisition of new customers. Additionally, the Company sold approximately 25% of its subsidiary Teliphone Inc. to the parent company of Intelco Communications which will bring further opportunity and working capital to the Company.

The Company will look to further develop its existing relationship with its wholesaler in India in order to take advantage of the strong growth in demand for its VoIP products worldwide.

In the near term, the Company will look to complete the registration process to effectiveness and completes its offering. The Company’s ability to continue as a going concern for a reasonable period is dependent upon management’s ability to raise additional interim capital and, ultimately, achieve profitable operations.  There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

The condensed consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and all of its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. All minority interests have been reflected herein.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to investment tax credits, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No, 130, “Reporting Comprehensive Income,” (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Inventory

Inventory is valued at the lower of cost or market determined on a first-in-first-out basis.  Inventory consisted only of finished goods.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings. For the convertible debentures, fair values were calculated at net present value using the Company’s weighted average borrowing rate for debt instruments without conversion features applied to total future cash flows of the instruments.

Currency Translation

For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company’s functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the nine months ended June 30, 2007 and 2006, the Company recorded approximately ($9,146) and ($36,641) in transaction gains (losses) as a result of currency translation.

Research and Development

The Company annually incurs costs on activities that relate to research and development of new products. Research and development costs are expensed as incurred. Certain of these costs are reduced by government grants and investment tax credits where applicable.

Revenue Recognition

Operating revenues consists of telephony services revenue and customer equipment (which enables the Company's telephony services) and shipping revenue. The point in time at which revenue is recognized is determined in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, and Emerging Issues Task Force Consensus No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) ("EITF No. 01-9"), EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables", and EITF Issue No. 00-14, “Accounting for Certain Sales Incentives”.. When the Company emerged from the development stage with the acquisition of Teliphone Inc. they began to recognize revenue from their VoIP Telephony services when the services were rendered and customer equipment purchased as follows:

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

VoIP Telephony Services Revenue

The Company realizes VoIP telephony services revenue through sales by two distinct channels; the Retail Channel (Customer purchases their hardware from a Retail Distributor and the Company invoices the customer direct) and the Wholesale Channel (Customer purchases their hardware from the Wholesaler and the Company invoices the Wholesaler for usage by the Wholesaler’s customers collectively).

Substantially all of the Company's operating revenues are telephony services revenue, which is derived primarily from monthly subscription fees that customers are charged under the Company's service plans. The Company also derives telephony services revenue from per minute fees for international calls and for any calling minutes in excess of a customer's monthly plan limits.

Retail Channel

Monthly subscription fees are automatically charged to customers' credit cards in advance and are recognized over the following month when services are provided.

Revenue generated from international calls and from customers exceeding allocated call minutes under limited minute plans is charged to the customer’s credit cards in advanced in small increments and are recognized over the following month when the services are provided.

The Company generates revenues from shipping equipment direct to customers and our re-seller partners.  This revenue is considered part of the VoIP service revenues.

The Company does not charge initial activation fees associated with the service contracts in the Retail Channel.  The Company generates revenues from disconnect fees associated with early termination of service contracts with Retail Customers. These fees are included in service revenue as they are considered part of the service component when the service is delivered or performed.

Prior to March 31, 2007 the Company generally charged a disconnect fee to Retail customers who did not return their customer equipment to the Company upon disconnection of service if the disconnection occurred within the term of the service contract. On April 1, 2007, the Company changed its disconnect policy. Upon cancellation of the service, no disconnection fee is charged and there is no refund issued to the customer for any portion of the unused services as before.  The customer’s service termination date becomes the next anniversary date of its billing cycle.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

This accounting is consistent with the rules set forth in SAB 104 Section A(4)(a) since there are no rights of returns or refunds that exist for the customer other than a standard 30-day money-back guarantee.  In the event of a return within the 30 day guarantee period, the hardware is refunded in its entirety.  This accounting is also consistent with FASB Statement 48 on “Revenue Recognition When Right of Return Exists” which allows for equipment revenue to be recognized at the time of sale since there no longer exists a right of return after the 30 day period.

Wholesale Channel

Monthly subscription fees are invoiced to Wholesale customers at the end of the month for the entirety of the services delivered during the month.  Revenue for this period is therefore recognized at the time the Wholesaler is billed.

The Company recognizes this revenue utilizing the guidance set forth in EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables".  For the Wholesale channel, the activation fee is recognized as deferred revenue, and amortized over the length of the service agreement. If the service is terminated within the term of the service agreement, the deferred revenue is fully amortized.  This accounting is consistent with Question 1 of Section A(3)(f) of SAB 104 because the up-front fee is not in exchange for products delivered or services performed that represent the culmination of a separate earnings process, and hence the deferral of revenue is appropriate.

There is no disconnection fee associated with a wholesale customer.

The Company generates revenues from shipping equipment direct to wholesale customers. This revenue is considered part of the VoIP service revenues.

Customer Equipment

Retail Channel

For retail sales, the equipment is sold to re-sellers at a subsidized price below that of cost and below that of the retail sales price. The customer purchases the equipment at the retail price from the retailer.  The Company recognizes this revenue utilizing the guidance set forth in EITF 00-21, “Revenue Arrangements with Multiple Deliverables” and EITF Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Under a retail agreement, the cost of the equipment is recognized as deferred revenue, and amortized over the length of the service agreement. Upon refund, the deferred revenue is fully amortized.

Customer equipment expense is recorded to direct cost of goods sold when the hardware is initially purchased from our suppliers.

The Company also provides rebates to retail customers who purchase their customer equipment from retailers and satisfy minimum service period requirements.   This minimum service period (e.g. three months) differs from the length of  the service agreement (e.g. twelve months).  These rebates are recorded as a reduction of service revenue over the minimum service period based upon the actual rebate coupons received from customers and whose accounts are in good standing.

Wholesale Channel

For wholesale customers, the equipment is sold to wholesalers at the Company’s cost price plus mark-up.  There are no rebates for equipment sold to wholesale customers and the Company does not subsidize their equipment sales.  The Company recognizes revenue from sales of equipment to wholesale customers as billed.

Commissions Paid to Retail Distributors

Commissions paid to Retail Distributors are based on the recurring revenues recorded by the company and incurred in the period where the revenue is recognized and paid by the company to the retail Distributor in the following month.  These commissions are recorded as cost of sales as they are directly related to the revenue acquired and are not considered a sales and marketing expense.  These commissions are payable based on the Distributor’s servicing of the customer on an on-going basis.  This accounting is consistent with EITF Issue No. 00-14, “Accounting for Certain Sales Incentives.”

Commissions Paid to Wholesalers

The Company recognizes this revenue utilizing the guidance set forth in EITF Issue 01-9 “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”.  The Company is receiving identifiable benefits from the Wholesaler (billing and customer support) in return for the allowance.  These benefits are sufficiently separable from the Wholesaler’s purchase of the Company’s hardware and services.  The fair value of those benefits can be reasonably estimated and therefore the excess consideration is characterized as a reduction of revenue on the Company’s Statement of Operations.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral.

Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The Company has an allowance for doubtful accounts of $4,846 at June 30, 2007.

Accounts receivable are generally due within 30 days and collateral is not required. Unbilled accounts receivable represents amounts due from customers for which billing statements have not been generated and sent to the customers.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting.  Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Investment Tax Credits

The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining their expenditures eligible for the investment tax credit claim. It is possible that the allowed amount of the investment tax credit claim could be materially different from the recorded amount upon assessment by Revenue Canada and Revenue Quebec. The Company has estimated $15,396 in investment tax credits as of June 30, 2007.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Advertising Costs

The Company expenses the costs associated with advertising as incurred.  Advertising expenses for the nine months ended June 30, 2007 and 2006 are included in general and administrative expenses in the condensed consolidated statements of operations.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets; automobiles – 3 years, computer equipment – 3 years, and furniture and fixtures – 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

(Loss) Per Share of Common Stock

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:
	June 30,	June 30,
	2007	2006

Net loss	$(143,409)	$(258,017)

Weighted-average common shares
Outstanding (Basic)	33,394,453	31,089,520

Weighted-average common stock
Equivalents
Stock options	-	-
Warrants	-	-

Weighted-average common shares
Outstanding (Diluted)	33,394,453	31,089,520

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)

The Company has not issued options or warrants to purchase stock in these periods. If there were options or warrants outstanding they would not be included in the computation of diluted EPS because inclusion would have been antidilutive.

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005.  The Company has adopted the provisions of SFAS 123R for its fiscal year ended September 30, 2006. The adoption of this principle had no effect on the Company’s operations.

On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Segment Information

The Company follows the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. Despite the Company’s subsidiary, Teliphone, Inc. incurring sales of hardware components for the VoiP service as well as the service itself, the Company treats these items as one component, therefore has not segregated their business.

Reclassifications

The Company has reclassified certain amounts in their condensed consolidated statement of operations for the nine months ended June 30, 2006 to conform with the June 30, 2007 presentation. These reclassifications had no effect on the net loss for the nine months ended June 30, 2006.

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standard No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”). FASB 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company has determined that SFAS 155 will not have a material impact on its condensed consolidated financial statements.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 is a replacement of APB No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting and reporting of a change in accounting principle. This statement establishes that, unless impracticable, retrospective application is the required method for reporting of a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. It also requires the reporting of an error correction which involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company has restated its consolidated financial statements for its prior year due to a correction of an error. The impact of those restatements are noted in Note 11 to these condensed consolidated financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company’s financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its financial statements.

NOTE 3-	FIXED ASSETS

Fixed assets as of June 30, 2007 were as follows:

	Estimated Useful
	Lives (Years)

Furniture and fixtures	5	$1,157
Computer equipment	3	164,929
Vehicles	5	21,836

		187,922
Less: accumulated depreciation		135,573
Property and equipment, net		$52,349

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 3-	FIXED ASSETS (CONTINUED)

There was $54,831 and $33,602 charged to operations for depreciation expense for the nine months ended June 30, 2007 and 2006, respectively.

The Company had acquired assets of a now related entity in April 2005, United American Corporation (UAC).  UAC was the founder of Teliphone Inc., the Company’s majority-owend subsidiary.  This equipment was part of the initial investment made by UAC in Teliphone Inc.  These assets, included in fixed assets amounted to $104,500.

NOTE 4-	RELATED PARTY LOANS

On August 1, 2006, the Company converted $421,080 of the $721,080 of its loans with United American Corporation, a related party through common ownership, and majority shareholder of the Company prior to United American Corporation’s stock dividend that took place effective October 30, 2006 into 1,699,323 shares of the Company’s common stock. In December 2006, the Company issued a resolution to issue the remaining 171 fractional shares related to United American Corporation’s spin-off of the corporation and pro-rata distribution of United American Corporation’s holding of the Company’s common stock to its shareholders. Those shares were issued prior to December 31, 2006 and distributed to shareholders.  The $300,000 remaining on the loan has become interest bearing at 12% per annum on August 1, 2006, payable monthly with a maturity date of August 1, 2009. Interest on this loan for the nine months ended June 30, 2007 was $27,000 on this loan. Accrued interest on this loan as of June 30, 2007 is $33,000.

In addition, there are approximately $135,756 of non-interest bearing advances that were incurred from August 2006 from United American Corporation. These advances were provided for cash flow purposes for the Company to sustain its operations.

The Company has also been advanced various amounts from related parties whom are either officers, shareholders or entities under control by an officer or shareholder. These amounts bear interest at interest rates ranging between 5% and 7% per annum as follows:

As of June 30, 2007, the Company has $38,483 including accrued interest outstanding with an officer. The Company has recorded interest expense of approximately $1,040 for the nine months ended June 30, 2007. There were no amounts outstanding during the nine months ended June 30, 2006. As the amount is due on demand, the Company has classified the loan as a current liability.

As of June 30, 2007, the Company has $102,199 including accrued interest outstanding with shareholders. Interest expense for the nine months ended June 30, 2007 and 2006 were approximately $1,065 and $1,100, respectively. As the amounts are due on demand, the Company has classified them as current liabilities.

As of June 30, 2007, the Company has $8,400 including accrued interest outstanding with a company controlled by an officer of the Company. The Company has recorded interest expense of approximately $375 for the nine months ended June 30, 2007.  There were no amounts outstanding during the nine months ended June 30, 2006. As the amounts are due on demand, the Company has classified them as current liabilities.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 5-	CONVERTIBLE DEBENTURES

On August 11, 2005, the Company entered into 10% Convertible Debentures (the “Debentures”) with various individuals. The Debentures had a maturity date of August 11, 2008, and incurred interest at a rate of 10% per annum.

The Debentures can either be paid to the holders on August 11, 2008 or converted at the holders’ option any time up to maturity at a conversion price equal to eighty percent (80%) of the average closing price of the common stock as listed on a Principal Market for the five (5) trading days immediately proceeding the conversion date. If the common stock is not traded on a Principal Market, the conversion price shall mean the closing bid price as furnished by the National Association of Securities Dealers, Inc. The holder agrees that it shall not convert the Debentures prior to August 12, 2005, if on a conversion date the closing price of the common stock on any of the five (5) trading days   immediately proceeding the applicable conversion date is $.50 per share or less. The Company’s stock was not trading on a Principal Market as of August 12, 2005, and therefore the holders all converted their debentures at $.50 per share. The total Debentures issued by the Company was $331,760 and the Company issued 663,520 shares of common stock in conversion of the debentures. The convertible debentures met the definition of hybrid instruments, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instruments are comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company’s common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value. There was no derivative liability recognized due to the conversion of the debenture into shares of common stock at the time the debenture agreement was entered into.

The embedded derivative did not qualify as a fair value or cash flow hedge under SFAS No. 133.

There was no interest charged due to the debentures being converted immediately.

NOTE 6-	COMMITMENTS

The Company’s subsidiary Teliphone Inc. has entered into a distribution agreement with one of its distributors in March 2006 for a period of five-years. The distribution agreement stipulates that the Company must pay up to 25% commissions on all new business generated by the distributor. This distributor controls the areas of Quebec and Ontario in Canada. The agreement does not stipulate any minimum commissions due the distributor, only that the distributor is paid monthly on its business generated. The Company is current with its commissions to the distributor.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 6-	COMMITMENTS (CONTINUED)

On August 23, 2005, The Company’s subsidiary Teliphone, Inc. entered into a marketing and distribution rights with Podar Infotech Ltd. The five year renewable agreement grants Podar the exclusive marketing and distribution rights for the Company’s products and services for India, China, Sri Lanka, Russia and UAE for which the Company will receive contractually agreed payments.  No payments have been made or accrued as of March 31, 2007. Podar’s distribution channel has begun to bring revenues into the Company which are listed as VoIP service revenues.  As a result, commissions are being paid to Podar at rates of 25%.

The Company’s subsidiary Teliphone, Inc. had entered into a lease agreement for its offices, which was to expire on July 31, 2010. The Company was to pay approximately $50,835 per year, however, on August 1, 2006, vacated the premises of the office for which the rent was due. The Company on September 30, 2006 entered into a Termination Agreement with the landlord to pay $11,522 to satisfy all obligations under this lease agreement.  These amounts have all been paid.

Currently, the corporate headquarters is leasing space with Intelco Communications, a minority owner of the Company’s subsidiary Teliphone, Inc. Rent for the first year as well as use of Intelco’s data center for Teliphone Inc.’s equipment, and use of Intelco’s broadband telephony network is provided to Teliphone Inc. in consideration for the 35 shares of the subsidiary Teliphone Inc. stock Intelco’s parent company 3901823 Canada, Inc. received. (See Note 7).

NOTE 7-	AGREEMENT – INTELCO COMMUNICATIONS

Teliphone Inc., a majority-owned subsidiary of the Company, 3901823 Canada Inc., the holding company of Intelco Communications (“3901823”), and Intelco Communications (“Intelco”)  entered into an agreement (the “Agreement”) on July 14, 2006.  Pursuant to the terms of the Agreement, Teliphone Inc. agreed to issue 35 class A voting shares of its common stock representing 25.2% of Teliphone Inc.’s issued shares to 3901823 in exchange for office rent, use of Intelco’s data center for Teliphone Inc.’s equipment, and use of Intelco’s broadband telephony network valued at approximating $144,000 (CDN$) for the period August 1, 2006 through July 31, 2007, a line of credit of $75,000 (CDN$), of which $25,000 (CDN$) was already drawn upon in July 2006 and repaid in December 2006.

Teliphone Inc. also agreed to make available to the customers of Intelco certain proprietary software for broadband telephony use.  In lieu of receiving cash for the licensing of this software, Teliphone Inc. will apply $1 per customer per month at a minimum of $5,000 per month.  Following a twelve month period, Intelco will receive additional shares of class A voting common stock of Teliphone Inc. for the difference in the value between $144,000 and the total payments credited back to Teliphone Inc.  The maximum amount of additional shares that can be issued to Intelco after the twelve month period is an additional 8.34% of Teliphone Inc.’s issued and outstanding shares.  In the event that the total payments credited back to Teliphone Inc. exceeds $144,000, Intelco will not be entitled to the issuance of any additional shares of Teliphone Inc. common stock.

Teliphone Inc. recognized a prepaid expense for the fair value of the shares issued to Intelco. The value of the prepaid expense was determined based on the estimated cost of the services that Teliphone Inc. is to receive under the Joint Venture Agreement entered into for a one-year period of time. The cost was estimated at $12,000 (CDN$) per month. Teliphone Inc. up through June 30, 2007 has not used the $12,000 (CDN$) per month. As of June 30, 2007, the balance remaining in the prepaid expense for Intelco is $124,267 (CDN$) or $116,637 (US$).  Teliphone Inc. is currently negotiating with Intelco as to how the credit position is to be treated going forward.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 8-	STOCKHOLDERS’ DEFICIT

Common Stock

As of June 30, 2007, the Company has 125,000,000 shares of common stock authorized with a par value of $.001.

The Company has 33,554,014 shares issued and outstanding as of June 30, 2007.

On September 30, 2004, the Company had 3,216,000 shares issued and outstanding. On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc. Thus the Company had 30,426,000 shares issued and outstanding.

On August 31, 2005, the Company issued 663,520 shares of common stock in conversion of the Company’s convertible debentures in the amount of $331,760.

On August 22, 2006, the Company issued 1,699,323 shares of common stock to United American Corporation in conversion of related party debt in the amount of $421,080 (see Note 4). An additional 171 fractional shares were issued in December 2006.

On August 22, 2006, the Company issued 105,000 shares of common stock for consulting services. These services have been valued at $0.25 per share, the price at which the Company’s offering will be. The value of $26,250 was reflected in the consolidated statement of operation for the year ended September 30, 2006.

In December 2006, the Company issued 660,000 shares of common stock representing a value in the amount of $165,000, for consulting services that occurred during the year ended September 30, 2006. The Company recognized the expense in the year ended September 30, 2006 as the services were provided in this time frame. The Company used the $0.25 price for valuation purposes.

NOTE 9-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

TELIPHONE CORP.
(FORMERLY OSK CAPITAL II CORPORATION)
NOTES TO CONDENSED CONSOLIDTAED FINANCIAL STATEMENTS (CONTINUED)
JUNE 30, 2007 AND 2006

NOTE 9-	PROVISION FOR INCOME TAXES (CONTINUED)

At June 30, 2007, deferred tax assets consist of the following:

Net operating losses	$529,783

Valuation allowance	(529,783)

$-

At June 30, 2007, the Company had a net operating loss carryforward in the approximate amount of $1,558,186, available to offset future taxable income through 2027.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended June 30, 2007 and 2006 is summarized as follows:

	2007	2006
Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal benefits	3.3	3.3
Valuation allowance	30.7	30.7
	0%	0%

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Anti-Takeover, Limited Liability and Indemnification Provisions

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78..138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with this registration statement.

Amount

SEC registration fee	$1,432
Printing, edgar filing and shipping expenses	$10,000
Legal fees and expenses	$18,000
Accounting fees and expenses	$15,000
Transfer and Miscellaneous expenses	$5,000
Total	$49,432

* All expenses except SEC registration fee are estimated.

Recent Sales of Unregistered Securities.

On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc.

Name of Shareholder	Number of Shares

United American Corp. (1)	24,038,462
Beverly Hills Trading Corporation (2)	2,000,000
Metratech Business Solutions Inc. (3)	961,538

The offer and sale of such shares of our common stock to United American Corp., and Beverly Hills Trading Corporation were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:

(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The offer and sale of such shares of our common stock to Metratech Business Solutions Inc. were effected in reliance on the exemptions for sales of securities pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of, and were not citizens of, the United States. We did not engage in a distribution of this offering in the United States.. Each purchaser represented his, her or its intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of these purchasers.

On August 11, 2005, a Convertible Debenture was signed with Mr. Jean-Guy Lambert, Businessman, representing an investment of $306,560. The Debenture was converted to 613,520 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Jean-Guy Lambert, a citizen of Canada.. Mr. Jean-Guy Lambert represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States. Mr.. Jean-Guy Lambert represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the securities for Mr. Jean-Guy Lambert in accordance with Regulation S. Mr. Jean-Guy Lambert was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Jean-Guy Lambert.

On July 15, 2005, a Convertible Debenture was signed with Mr. Marcel Cote, Businessman, representing an investment of $12,500. The Debenture was converted to 25,000 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Marcel Cote, a citizen of Canada. Mr. Marcel Cote represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States. Mr. Marcel Cote represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the securities for Mr. Marcel Cote in accordance with Regulation S. Mr. Marcel Cote was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Marcel Cote.

On July 15, 2005, a Convertible Debenture was signed with Mr. Robert Martineau, Businessman, representing an investment of $10,000. The Debenture was converted to 20,000 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Robert Martineau, a citizen of Canada. Mr. Robert Martineau represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States.. Mr. Robert Martineau represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the securities for Mr. Robert Martineau in accordance with Regulation S. Mr. Robert Martineau was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Robert Martineau.

We recently issued the following securities on August 22nd, 2006 as restricted stock for services, such stock valued at $0.25 per share:

Name	Address	# of Shares of Common Stock

Maxime Brazeau	2599 Louis-Veuillot, Montreal, Quebec,	10,000
	Canada, H1N 2P1
Benjamin Lawetz	265 De Manou, Boucherville, Quebec, Canada,	10,000
	J4B 1A6
Brendan Mirotchnick	5860 Monkland, Suite 203, Montreal, Quebec,	10,000
	Canada H4A 1G1
Ronan Huon de Kermadec	4502 Av. Lacombe, Montreal, Quebec, Canada,	10,000
	H3T 1M6
Suzanne Perron	3168 Des Emeraudes, St-Hubert, Quebec,	10,000
	Canada, J4T 3S5
Bruno Mourani	1627, Blvd. Carpentier, Boisbriand, Quebec,	10,000
	Canada, J7G 2Y7
Europe Mourani	1627, Blvd. Carpentier, Boisbriand, Quebec,	10,000
	Canada, J7G 2Y7
Benoit Ratthe	811 Martin, St-Amable, Quebec, Canada, J0L	10,000
	1N0
Joseph Emas	1224 Washington Av., Miami Beach, Florida,	25,000
	USA, 33139

We likewise recently issued the following securities on December 6th, 2006 as restricted stock for services, such stock valued at $0.25 per share:

Name	Address	# of Shares of Common Stock

Simon Lamarche	3196 Broadway, Brossard, Quebec J4Z 2P6 Canada	10,000
Ronald Gold	190 Riverside Drive, New York, NY, 10024 USA	50,000
Strathmere and Associates	468 Pleasant Park Road, Ottawa Ontario K1H 5N1 Canada	250,000
Podar Infotech Ltd.	Podar Chambers, 4th Floor, 109 S.A.Brelvi Road, Fort,	100,000
	Mumbai -400 001. India
Business Development Consultants	5580 La Jolla Blvd. #34, La Jolla, CA 92037 USA	250,000

For these shares issued for services, the following describes the nature of the services supplied:

Maxime Brazeau: Employee, Services were for extra consulting in Customer Service Ticketing software evaluations

Benjamin Lawetz: Employee, Services of extra consulting for Network optimization

Brendan Mirotchnick: Consulting services for Network optimization

Ronan Huon de Kermadec: Employee, Services of extra consulting in Software performance optimization

Suzanne Perron: Employee, Services of extra consulting in administration

Bruno Mourani: Consulting services for Accounting and Financial analysis

Europe Mourani: Consulting services for Accounting and Financial analysis

Benoit Ratthe: Consulting services for market segment evaluation

Joseph Emas: Legal services

Simon Lamarche: Consulting services for sales training tools for retailers

Ronald Gold: Consulting for International market development in Liberia and Brazil

Strathmere and Associates: Consulting services for International market development in India

Podar Infotech Ltd.: Consulting services for Market Analysis report, India

Business Development Consultants: Consulting services for marketing development to establish re-sale opportunities in the US, Investor relations support back in early 2005 when the Company’s subsidiary Teliphone Inc. was a wholly-owned subsidiary of United American Corporation, to help solidify debt financing.

The offer and sale of such shares of our common stock to Joseph I. Emas, Ronald Gold, and Business Development Consultants were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:

(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

We likewise issued the following securities on August 26, 2006 as restricted stock in order to convert debt from our parent company United American Corporation into common stock:

Name	Address	# of Shares of Common Stock

United American Corporation	3273 East Warm Springs Road, Las Vegas,	1,699,323
	Nevada, USA, 89120

The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:

(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

We likewise issued the following securities on December 6th, 2006 as restricted stock in order to cover fractional share requirements as required by the Depository Trust Corporation regarding the spin-off of Teliphone Corp. to shareholders of United American Corporation.

Name	Address	# of Shares of Common Stock

United American Corporation	3273 East Warm Springs Road,	171
	Las Vegas, Nevada, 89120, USA

The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:

(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Teliphone Inc. and OSK II Acquisition Corp. and OSK Capital II Corp.

2.2	Letter agreement between OSK Capital II Corp. and Teliphone Inc., dated April 25, 2005

3.1	Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

3.2	Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

4.1	Specimen Common Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

14.1	Code of Ethics (incorporated by reference from the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 27, 2006).

5.1	Opinion of Joseph Emas, Attorney at Law *

10.1.	Distribution agreement made and entered into in the city of Montreal, province of Quebec with an effective date of March 1, 2006 by and between Teliphone Inc., and 9164-4898 Quebec Inc.

10.2.	Form of general conditions for use of the Company's telecommunications products and services.

10.3.	Letter of Intent for a Joint Venture Agreement between Teliphone Inc. and Intelco Communication Inc., dated July 14, 2006.

10.4.
Customer and Asset acquisition and software licensing agreement made and entered into in the city of Montreal, province of Quebec with an effective date of March 1, 2006 by and between Teliphone, Inc., Iphonia Inc., Telicom Inc. and United American Corporation.

10.5	Agreement between Teliphone Inc. and Northern Communications Services Inc.

10.6	Extension agreement between Teliphone Inc. and Podar Infotech Limited.

10.7	Agreement between Teliphone Inc. and Podar Infotech Limited, dated April 28, 2005.

10.8	Form of IP Port Service agreement, RNK Telecom.

10.9	Master Services Agreement between Teliphone Inc. and Rogers Telecom Inc.

10.10	Cash Advance agreement between related companies 3894517 Canada Inc. and Teliphone Inc. made and entered into in the city of Montreal, province of Quebec with an effective date of August 27, 2004 by and between Teliphone Inc., 3894517 Canada Inc., OSK Capital II Corp., and United American Corp.

10.11	Wholesale agreement made and entered into in the city of Montreal, province of Quebec by and between Teliphone Inc. and 951-4877 Quebec Inc.

10.12	Co-Location and Bandwidth Services Agreement, Peer 1 Network *

10.12-A	Co-Location and Bandwidth Services Agreement, Peer 1 Network, executed copy *

10.13	Linksys Service Provider or SP Reseller Authorization Agreement - Americas

10.14	Amendment to agreement with BR Communications

21.	Subsidiaries

23.1	Consent of Joseph Emas, Attorney at Law (see 5.1 opinion)

23.2 *	Consent of Independent Registered Public Accounting Firm (Michael Pollack CPA)*

99.1	Form of Subscription Agreement (incorporated by reference from Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on July 10, 2007).

* filed herein

Undertakings

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(iii) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned, on October 24, 2007.

TELIPHONE, CORP.

Date: October 24, 2007	By:	/s/ George Metrakos
George Metrakos
Chief Executive Officer

Date: October 24, 2007	By:	/s/ George Metrakos
George Metrakos
Principal Accounting Officer

Date: October 24, 2007	By:	/s/ George Metrakos
George Metrakos
On behalf of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints George Metrakos, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: October 24, 2007	By:	/s/ George Metrakos
George Metrakos
Director

Date: October 24, 2007	By:	/s/ George Metrakos
George Metrakos
Principal Accounting Officer

Date: October 24, 2007	By:	/s/ George Metrakos
George Metrakos
On behalf of the Board of Directors